UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CELULARITY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CELULARITY INC.

170 Park Ave

Florham Park, New Jersey 07932

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held June 14, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders, or Annual Meeting, of Celularity Inc., which will be held online on June 14, 2023 at 9:00 a.m. Eastern Time. You may attend the meeting virtually via the Internet at www.proxydocs.com/CELU, where you will be able to vote electronically and submit questions. You will need the control number included with these proxy materials to attend the Annual Meeting. To attend, register by June 12, 2023 at 5:00 p.m. Eastern Time at www.proxydocs.com/CELU. The purpose of the Annual Meeting is the following:

1.

To elect three Class II directors, Dean C. Kehler, Robin L. Smith, M.D. and Lim Kok Thay, to our board of directors, to serve as Class II directors, each to hold office until our annual meeting of stockholders in 2026, and until his or her respective successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.

To consider and approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of our Class A common stock to YA II PN, Ltd., or Yorkville, representing more than 20% of our pre-transaction outstanding Class A common stock or voting power at price per share below “Minimum Price” pursuant to that certain Pre-Paid Advance Agreement dated September 15, 2022, by and between Celularity and Yorkville, or the PPA;

3.	To consider and approve an amendment to the PPA with Yorkville to lower the floor price at which shares may be sold by us from $0.75 per share to $0.50 per share;

4.

To consider and approve an amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain of our officers as permitted by recent amendments to Delaware law;

5.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

6.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE OTHER PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

Only Celularity Inc. stockholders of record at the close of business on April 24, 2023, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement. Our board of directors recommends a vote “FOR” the election of each of the three nominees for Class II director,

“FOR” the issuance of the Class A common stock to Yorkville under the PPA for purposes of Nasdaq Rule 5635(d), “FOR” the amendment of the PPA to lower the floor price, “FOR” the amendment of our Second Amended and Restated Certificate of Incorporation to allow officer exculpation, and “FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Whether or not you expect to attend the Annual Meeting online, please complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote your shares on the Internet by visiting www.proxydocs.com/CELU or by telephone by calling 1-866-316-5523 and following the recorded instructions up to the time of the Annual Meeting. If you vote your shares on the Internet or by telephone, you will need to enter the control number provided. Your vote is important regardless of the number of shares you own. If you attend the Annual Meeting online, you may vote your shares during the Annual Meeting virtually via the Internet even if you previously voted your proxy. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the Board of Directors,

/s/ Robert J. Hariri, M.D., Ph.D.

Robert J. Hariri, M.D., Ph.D.

Chief Executive Officer

Florham Park, New Jersey

May 1, 2023

CELULARITY INC.

170 Park Ave

Florham Park, New Jersey 07932

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2023

This proxy statement contains information about the 2023 Annual Meeting of Stockholders, or the Annual Meeting, of Celularity Inc., which will be held online on June 14, 2023 at 9:00 a.m. Eastern Daylight Time. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/CELU, where you will be able to vote electronically and submit questions. To attend, register by June 12, 2023 at 5:00 p.m. Eastern Time at www.proxydocs.com/CELU. The board of directors of Celularity Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting.

In this proxy statement, the terms “Celularity,” “we,” “us,” and “our” refer to Celularity Inc. Our wholly-owned subsidiary, now known as Celularity Operations LLC is referred to as “Legacy Celularity.”

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in this proxy statement. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2022, or the 2022 Annual Report, and this proxy statement and proxy card are first being mailed to stockholders on or about May 1, 2023.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 14, 2023

This proxy statement and our 2022 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxydocs.com/CELU.

A copy of the 2022 Annual Report as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Celularity Inc. 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary. This proxy statement and the 2022 Annual Report are also available on the SEC’s website at www.sec.gov.

CELULARITY INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Why are you holding a virtual Annual Meeting?

This year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management.

How do I attend and participate in the Annual Meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.proxydocs.com/CELU and use their control number provided in the proxy card to register to this website by 5:00 p.m. Eastern Time on June 12, 2023, and beneficial owners of shares held in street name will need to follow instructions provided by their broker.

You will need the control number included on your proxy card or voting instruction form, as applicable. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/CELU.

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Daylight Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:45 a.m., Eastern Daylight Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided via an instructional email an hour prior to the time of the Annual Meeting.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

The proxy materials, including this proxy statement, a proxy card for shares held in street name (i.e., held for your account by a broker of other nominee), or voting instruction card and the 2022 Annual Report, are being mailed to stockholders on or about May 1, 2023. These materials are also available for viewing, printing and downloading on the Internet at www.proxydocs.com/CELU.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting, including at any adjournments or postponements of the meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 24, 2023.

How many votes can be cast by all stockholders?

There were 174,704,108 shares of our Class A common stock, par value $0.0001 per share, outstanding on April 24, 2023, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 24, 2023.

What is the difference between a “stockholder of record” and a beneficial owner of shares held in “street name?”

Stockholder of Record. If you own shares that are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, N.A., then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owners of Shares Held in Street Name. If you own shares that are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” With respect to these shares, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-866-316-5523, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted by telephone must be received by 8:59 a.m. Eastern Time on June 14, 2023.

•

By Internet. You may vote at www.proxypush.com/CELU, 24 hours a day, seven days a week. You will need the control number included on your proxy card. Votes submitted through the Internet must be received by 8:59 a.m. Eastern Time on June 14, 2023.

•

By Mail. You may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Sign your name exactly as it appears on the proxy cards. Votes submitted through the mail must be received by June 13, 2023.

•	During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.proxydocs.com/CELU.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you submit a proxy via the Internet or by telephone, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet or by telephone, you do not need to return your proxy card.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

By Proxy

If you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the enclosed proxy card. Proxies submitted by mail must be received before the start of the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How do I submit questions at the virtual annual meeting?

You may submit questions either before or during the meeting. You can submit questions in advance when registering for the meeting at www.proxydocs.com/CELU. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using their control number. You can submit questions during the Annual Meeting at the meeting portal.

How can I access the list of stockholders of record?

At the time and date of the Annual Meeting, stockholders will be able to inspect a list of stockholders of record at the meeting for any purpose germane to the Annual Meeting. Instructions on how to access the list will be provided via email an hour prior to the time of the Annual Meeting. During the 10 days prior to the Annual Meeting, stockholders may also view a list of stockholders of at our headquarters located at 170 Park Ave, Florham Park, New Jersey during normal business hours.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 8:59 a.m. Eastern Daylight Time on June 14, 2023, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our bylaws provide that the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned or postponed until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter, except where a larger vote is required by law, applicable stock exchange rules or by our Amended and Restated Certificate of Incorporation, or bylaws.

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. The election of directors (Proposal No. 1), the share issuance to Yorkville for purposes of Nasdaq Marketplace Rule 5635(d) (Proposal No. 2), the amendment of the PPA to lower the floor price (Proposal No. 3) and the proposed charter amendment to allow officer exculpation (Proposal No. 4) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for such proposals, and those shares will be counted as broker “non-votes.” The ratification of the selection of our audit firm (Proposal No. 5) is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.

The approval of Proposals No. 2, No. 3 and No. 5 require the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on each subject matter. Abstentions will have the same effect as a vote “Against” Proposals No. 2, No. 3 and No. 5 and broker non-votes will have no effect on the outcome of such votes.

The approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock. Abstentions and broker non-votes will have the same effect as a vote “Against” Proposal No. 4.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2024 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than January 2, 2024. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, or Form 8-K, that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS

Our board of directors currently consists of nine members and Dr. Hariri serves as Chairman of the board of directors. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to the management. The board of directors meets on a regular basis and on an ad hoc basis as required. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	Class I, which consists of Peter Diamandis, M.D., Diane Parks and Andrew C. von Eschenbach, M.D., whose terms will expire at the annual meeting of stockholders to be held in 2025;

•	Class II, which consists of Dean C. Kehler, Robin L. Smith, M.D. and Lim Kok Thay, whose terms will expire at this Annual Meeting; and

•	Class III, which consists of Robert J. Hariri, M.D., Ph.D., Marc Mazur, and John Sculley, whose terms will expire at the annual meeting of stockholders to be held in 2024.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Dean C. Kehler, Robin L. Smith, M.D. and Lim Kok Thay for election as the Class II directors at the Annual Meeting. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Nominees for Election as Class II Directors

The following table identifies our nominees for directors and their ages as of May 1, 2023, and the following biographies set forth their principal occupation and business experience during the last five years.

Name	Positions and Offices Held with Celularity	Director Since	Age
Dean C. Kehler	Class II Director	2018	66
Robin L. Smith, M.D., MBA	Class II Director	2021	58
Lim Kok Thay	Class II Director	2021	71

Dean C. Kehler has served as a member of our board of directors since inception. Mr. Kehler is also a Managing Partner of Trimaran Capital Partners, which he co-founded in 1998, and serves as a Manager of Trimaran Fund II. Prior to Trimaran, Mr. Kehler was a Managing Director and Vice Chairman of CIBC World Markets Corp., where he was responsible for CIBC’s United States and European Merchant Banking activities, which were conducted through the CIBC Funds. In addition, Mr. Kehler was responsible for overseeing CIBC’s United States and European Leveraged Finance businesses, which included financial sponsor coverage; acquisition finance; high yield origination, underwriting, sales and trading; private placements; and financial restructuring advisory services. Prior to CIBC, Mr. Kehler was a co-founder of The Argosy Group LP. Prior to Argosy, Mr. Kehler was a Managing Director of Drexel Burnham Lambert Inc., and before that he was an investment banker at Lehman Brothers. Mr. Kehler serves on the Boards of Directors of NioCorp Developments

Ltd. (mining; Nasdaq: NB); and Portman Ridge Finance Corporation (investment company; Nasdaq: PTMN). Within the last five years, he has served as director of El Pollo Loco Holdings, Inc. (restaurants; Nasdaq: LOCO); Inviva Inc. (insurance), and Security First Corp. (cyber security and date management software). Mr. Kehler previously served as a director of Graphene Frontiers, LLC (graphene); Ashley Stewart Holdings, Inc. (retail); Continental Airlines Inc. (airlines; NYSE: CAL); Global Crossing Ltd. (telecommunications; NYSE: GX); Hills Department Stores, Inc. (retail; NYSE: HDS); TeleBanc Financial Corp. (Internet banking; Nasdaq: TBFC); Booth Creek Ski Group, Inc. (real estate; leisure); CB Holding Corp. (restaurants); CNC Holding Corp. (retail); Heating Oil Partners, L.P. (energy); Jefferson National Financial Corporation (annuities); PrimeCo Wireless Communications, LLC (communications); Source Financing Corp. (retail); TLC Beatrice International Inc. (consumer products); and Urban Brands, Inc. (retail). In addition, Mr. Kehler previously served as a board observer of ITC Holdings, Inc. (electric transmission). Mr. Kehler previously served as a Director, Treasurer and Chair of the Finance Committee of CARE USA, one of the world’s largest private humanitarian organizations; and as Chair of the Board of Overseers of the University of Pennsylvania School of Nursing. Mr. Kehler graduated from the Wharton School of the University of Pennsylvania. Mr. Kehler is well qualified to serve on our board of directors due to his extensive financial, investment, operations and private and public company experience.

Robin L. Smith, M.D., MBA has served as a member of our board of directors since the July 2021 completion of the business combination with Legacy Celularity. Dr. Smith served as one of Legacy Celularity’s directors since August 2019. She has served as partner of BRM Holdings, LLC, a consulting firm, since March 2015. In 2007, Dr. Smith founded The Stem for Life Foundation (SFLF), a nonprofit organization, and has served as Chairman of the Board and President of the Stem for Life Foundation since its inception. The Stem for Life Foundation is now part of the Cura Foundation of which Dr. Smith serves as Chair of the Board and President. She has served as Vice President of the Science and Faith STOQ Foundation in Rome since 2015 and has served as a member of its Board of Directors since 2012. She also co-founded Spiritus Therapeutics, Inc. in 2018 and serves as President and Chair of the Board. Dr. Smith currently serves on the board of Vcinity and Western Acquisition Ventures Corp. (Nasdaq: WAVS, NY). From 2006 to 2015, Dr. Smith served as Chair and CEO of Caladrius Biosciences, Inc. (formerly NeoStem Inc.). Dr. Smith also served as a director of Sorrento (Nasdaq: SRNE) from December 2019 through November 2021. She has served as Chair of the board of directors of Mynd Analytics, Inc. since August 2015 and then its successor Emmaus Medical, Inc. until September 2019, served on the board of directors of Rockwell Medical, Inc. from June 2016 to November 2019 and served on the board of Seelos Therapeutics, Inc. since January 2019. Dr. Smith has been a member of the Board of Overseers at the NYU Langone Medical Center in New York since 2014, a member of the International Board of Sanford Health since 2016, co-chair of the Life Sci advisory board on gender diversity since April 2016, a member of the board of directors of Alliance for Regenerative Medicine (ARM) Foundation since 2017 and a co-founder and member of the board of directors of Unite to Prevent Cancer Foundation since 2018. She has served as a voluntary Clinical Associate Professor in the Department of Medicine at the Rutgers, New Jersey Medical School since 2017. She served on the Board of Trustees of the NYU Langone Medical Center from 2006 to 2014 and was on the board of directors of Signal Genetics, Inc. from July 2014 to February 2017, BioXcel Corporation from August 2015 to June 2017 and ProLung Inc. from February 2017 to July 2018. Dr. Smith obtained her M.D. from Yale University, an M.B.A. from the Wharton School of Business and a B.A. from Yale University. Our board of directors believes that Dr. Smith’s scientific background and her broader business development and corporate experience, qualify her to serve on the board.

Lim Kok Thay has served as a member of our board of directors since the July 2021 business combination with Legacy Celularity. Before the business combination, Tan Sri Lim served on Legacy Celularity’s board of directors since 2018, and is the Chairman and Chief Executive of Genting Berhad. He is also the Deputy Chairman and Chief Executive of Genting Malaysia Berhad, the Deputy Chairman and Executive Director of Genting Plantations Berhad, the Executive Chairman of Genting Singapore Limited and the Chairman of Genting UK Plc. Tan Sri Lim has served in various positions within the Genting Group since 1976. He is a Founding Member, a Permanent Trustee and Chairman of the Board of Trustees of the charitable foundation The Community Chest, Malaysia. In addition, he is a member of the board of directors of several other companies as well as a member of the board of trustees of several charitable organizations in Malaysia. Tan Sri Lim is the Chairman and Chief Executive Officer of Genting Hong Kong Limited, a company listed on the Main Board of The Stock Exchange of Hong Kong Limited. Tan Sri Lim holds a Bachelor of Science in civil engineering from the University of London. He attended the Program for Management Development of Harvard Business School in 1979. Our board of directors believes that Tan Sri Lim is qualified to serve on the board based on his experience, qualifications, attributes and skills, including his extensive experience in leadership roles at other companies.

Vote Required and Board of Directors’ Recommendation

Directors are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the Annual Meeting and entitled to vote generally on the election of directors. The three nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Dean C. Kehler, Robin L. Smith, M.D. and Lim Kok Thay, as the Class II directors. Shares voting “withheld” and broker non-votes will have no effect on the election of directors.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors unanimously recommends a vote “FOR” each of the nominees set forth above.

Directors Continuing in Office

The following table identifies our Class I and Class III directors and their ages as of May 1, 2023, and the following biographies set forth their principal occupation and business experience during the last five years.

Name	Positions and Offices Held with Celularity	Director Since	Class and Year in Which Term Will Expire	Age
Peter Diamandis, M.D.	Director	2021	Class I - 2025	61
Diane Parks	Director	2022	Class I - 2025	70
Andrew C. von Eschenbach, M.D.	Director	2021	Class I - 2025	81
Robert J. Hariri, M.D., Ph.D.	Chief Executive Officer and Chairman of the Board of Directors	2021	Class III - 2024	64
Marc Mazur	Director	2019	Class III - 2024	63
John Sculley	Director	2021	Class III - 2024	84

Class I Directors (Term Expires at 2025 Annual Meeting)

Peter H. Diamandis, M.D. has served as a member of our board of directors since the July 2021 business combination. Dr. Diamandis was a co-founder of Legacy Celularity and served as Vice Chairman of its board of directors from 2016. Dr. Diamandis is also the Founder and Executive Chairman of the XPRIZE Foundation, a non-profit foundation that has designed and operated large-scale incentive competitions and the Executive Founder of Singularity University, a graduate-level Silicon Valley institution founded in 2008 that counsels the world’s leaders on exponentially growing technologies. Dr. Diamandis is the Vice Chairman and co-Founder of Human Longevity, Inc., a company focused on extending the human lifespan. Dr. Diamandis currently serves on the boards of Vaxxinity and DPCM Capital, and SWAG III (Nasdaq: SWAG). Dr. Diamandis obtained degrees in Molecular Engineering and Aerospace Engineering from MIT and an M.D. from Harvard Medical School. Our board of directors believes he is well qualified to serve on the board due to his extensive operational and management experience in the technology industry.

Diane Parks, has served as a member of our board of directors since June 2022. From February 2016 to July 2018, Ms. Parks served as Senior Vice President, Head of U.S. Commercial for Kite Pharma, Inc., a publicly-held biopharmaceutical company, which was acquired by Gilead, where she developed and executed the strategic plan for the commercial launch of Yescarta®, the first CAR-T therapy approved for large B-cell lymphoma. From October 2014 to October 2015, Ms. Parks served as Vice President, Head of Global Marketing for Pharmacyclics, Inc., a publicly-held biopharmaceutical company, which was acquired by AbbVie, Inc., where she was responsible for the marketing strategy and launch of Imbruvica®. From 2007 to 2014, she served as Vice President, Sales for Amgen, a publicly-held biotechnology company, where she successfully led the hospital and nephrology sales teams. From 1999 to 2002, she served as Senior Vice President, Specialty Biotherapeutics and Managed Care for Genentech, Inc., a publicly-held biotechnology company, which was acquired by F. Hoffmann-La Roche AG. She currently serves on the boards of Calliditas Therapeutics AB, a publicly-held biopharmaceutical company, CTI BioPharma Corp., as publicly-held biopharmaceutical company, Kura Oncology, Inc., a publicly-held biopharmaceutical company, Soligenix, Inc., a publicly-held biopharmaceutical company, TriSalus Life Sciences (formerly Surefire Medical, Inc.), a privately-held medical device company and the Lymphoma Research Foundation. Ms. Parks earned an M.B.A. from Georgia State University and a B.S. from Kansas State University. Our board of directors believes she is well qualified to serve on the board due to her extensive experience as a member of senior management and boards of directors of multiple biopharmaceutical companies as well as her expertise in leading the overall strategy, organization and operations for oncology product commercial launches.

Andrew C von Eschenbach, M.D. has served as a member of our board of directors since the July 2021 business combination with Legacy Celularity. Dr. von Eschenbach served as one of Legacy Celularity’s directors since June 2017. Dr. von Eschenbach serves as President of Samaritan Health Initiatives since January 2010. Prior to his tenure there, from 2005 to 2009, he served as Commissioner of the Department of Health and Human Services at the U.S. Food & Drug Administration. Dr. von Eschenbach currently serves on the boards of Radius Health Inc. (Nasdaq: RDUS), a biopharmaceutical company, Wren Therapeutics, a biopharmaceutical company, and Bausch and Lomb (NYSE: BLCO), a pharmaceutical company. He previously served as director of Bausch Health Companies (NYSE: BHC), a publicly-held pharmaceutical company, from October 2018 to May 2022. Previously, Dr. Eschenbach served as a director at the National Cancer Institute and as Executive Vice President/Chief Academic Officer and Professor of Urologic Oncology at the University of Texas MD Cancer Center. Dr. von Eschenbach obtained a B.S. from St. Joseph’s University and an M.D. from Georgetown University School of Medicine. Dr. von Eschenbach served as a Lt. Commander in the U.S. Navy Medical Corps, and after completing a residency in urologic surgery at Pennsylvania Hospital in Philadelphia, he was an instructor in urology at the University of Pennsylvania School of Medicine. Dr. von Eschenbach completed a Fellowship in Urologic Oncology at the University of Texas M.D. Anderson Cancer Center. Our board of directors believes that Dr. von Eschenbach is qualified to serve on the board due to his extensive experience in biotechnology and his expertise in oncology.

Class III Directors (Term Expires at 2024 Annual Meeting)

Robert J. Hariri, M.D., Ph.D is the founder of Legacy Celularity and has served as our Chief Executive Officer and Chairman of our board of directors since the July 2021 business combination, served as President since the business combination through September 2021 and was Legacy Celularity’s founder before the business combination and has previously served as its President and Chief Executive Officer and as Chairman of its board of directors from 2016. Dr. Hariri has also served as a director at Biovie from June 2020. Prior to joining Legacy Celularity, Dr. Hariri founded and served as Chief Executive Officer of Anthrogenesis Corporation, and after its acquisition by Celgene, Dr. Hariri served as Chief Executive Officer of Celgene Cellular Therapeutics from 2005 to 2013. Dr. Hariri also co-founded the genomic-based health intelligence company, Human Longevity, Inc. Dr. Hariri is also an Adjunct Professor of Neurosurgery and a member of the Board of Overseers at the Weill-Cornell University Medical College. He is a member of the XPRIZE Foundation scientific advisory board for the Archon XPRIZE for Genomics. Dr. Hariri is a trustee and vice-chair of the Liberty Science Center. Dr. Hariri has served as a member of the board of directors of various companies, including Myos Corporation from July 2011 to November 2020, where he served as Chairman of the board from April 2012 to November 2020, Bionik Laboratories Corp. from March 2015 to October 2017, Cryoport since 2017, and Bio Vie Inc. since June 2020. Dr. Hariri obtained an A.B. in Biological Anthropology from Columbia University School of Engineering and Applied Sciences and Columbia College and an M.D. and Ph.D. from Cornell University. Our board of directors believes that Dr. Hariri’s history in building companies in biotechnology, medical devices and therapeutics, as well as his expertise and experience in life sciences, including his work in immune-oncology and cell therapeutics and his educational background, provide him with the qualifications and skills to serve our board of directors.

Marc Mazur has served as a member of our board of directors since May 2019. Mr. Mazur also serves as a director of GX Acquisition Corp. II (Nasdaq: GXII). Mr. Mazur has served as an Industry Advisor for Brightwood Capital Advisors, LLC, a private debt fund, since 2014. From 2006 until 2008, Mr. Mazur served as the Chief Executive Officer of Brevan Howard U.S. Asset Management, a London-based global macro hedge fund, and a senior advisor of this company until 2010. From 2010 through December 2019, Mr. Mazur served as a member of the board of directors for Fibrocell Science, Inc. (Nasdaq: FCSC), an autologous cell and gene therapy company. Mr. Mazur serves as chairman of the audit committee and a member of the valuation committee of SuRo Capital Corp. (Nasdaq:SSSS), a business development company that invests in late-stage venture-backed private companies since 2017. He served as senior advisor to Tsinghua Venture Capital from 2001 to 2005. Mr. Mazur served as a Vice President at Salomon Brothers, Inc from 1984 to 1987 and served as a Vice President in the Fixed Income Division of The Goldman Sachs Group, Inc. from 1987 until 1996, and served as a consultant for Goldman from 1997 to 1999. Between 2010 and 2014, he served as a director of Staywell Health and as a director of DeVilbiss Health, private companies in the wellness and medical device fields. Mr. Mazur received his B.A. in Political Science from Columbia University and a J.D. from Villanova University School of Law. He is well qualified to serve on our board of directors due to his senior executive-level experience in finance, life science, healthcare consulting and business strategy, as well as his board experience.

John Sculley has served as a member of our board of directors since the July 2021 business combination and previously served as a Vice Chairman of Legacy Celularity’s board of directors from June 2017. Mr. Sculley has also served as Chairman of the Board of Directors and Chief Marketing Officer for RxAdvance Corporation, a modern Pharmacy Benefit Manager platform company, a position he has held since 2015. Mr. Sculley is the co-founder and vice chairman of Zeta Global, a personalized marketing platform, positions he has held since 2009. Mr. Sculley has also served as a member of the Board of Directors at Zeta Global from 2008 and he previously served as a member of the Board of Directors at L Catterton Asia Acquisition Corp from March 2021 to August 2022 and Kaleido Biosciences, Inc. from October 2018 to January 2020. Mr. Sculley previously served as the Chief Executive Officer of Pepsi-Cola Co from 1978 to 1983. He served as the Chief Executive Officer of Apple Inc. from 1983 to 1993. Mr. Sculley was a founding Board member of MetroPCS Communications, Inc. from 1996 to 2008 and Rally Health, Inc. from 2011 to 2014. He was also a member of the Board of Directors of MDLIVE, Inc. from 2009 to 2017. Mr. Sculley obtained a Bachelor of Arts from Brown University and an MBA from the Wharton School of Business. Mr. Sculley has also been awarded 10 Ph.D.s and the Ellis Island Medal of Honor. Our board of directors believes that Mr. Sculley is qualified to serve based on his experience, qualifications, attributes and skills, including his extensive experience in leadership roles at other companies.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or such subsidiary.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Dr. Hariri, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Dr. Hariri is not an independent director under these rules because he is one of our executive officers.

Board Diversity Matrix

We believe that it is important that our Board is composed of individuals reflecting the diversity of our employees, stockholders and the communities we serve. Our corporate governance and nominating committee has taken this priority to heart. We provide the below enhanced disclosure regarding the diversity of our Board, utilizing the template in accordance with the board diversity listing standards of Nasdaq.

Board Diversity Matrix (As of May 1, 2023)
Total Number of Directors	9

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6		1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1

	Female	Male	Non-Binary	Did Not Disclose Gender
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	4
Two or More Races or Ethnicities		1
LGBTQ+
Did Not Disclose Demographic Background				1

Information Regarding Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee and may form other committees from time to time. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://celularity.com/corporate-governance.

The following table provides membership and meeting information for 2022 for each standing committee of the board of directors:

Name	Audit	Compensation	Nominating
Robert J. Hariri, M.D., Ph.D.
John Sculley	X		X
Peter Diamandis, M.D.		X
Dean C. Kehler	X	X
Lim Kok Thay			X
Marc Mazur	X	X
Diane Parks
Robin L. Smith, M.D., MBA
Andrew C. von Eschenbach, M.D.			X
Total Meetings in 2022	6	8	5

Audit Committee

Our audit committee currently consists of Dean C. Kehler, Marc Mazur and John Sculley. Jay R. Bloom served on such committee through June 2022 until his resignation and was replaced by Mr. Sculley. Each of the members of the audit committee satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.

Dean C. Kehler serves as the chair of the audit committee. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•

prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Dean C. Kehler qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. Our independent registered public accounting firm and the management periodically meet privately with the audit committee.

The composition and functioning of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Celularity’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Celularity’s independent registered public accounting firm, (3) the performance of Celularity’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Celularity’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Celularity’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Celularity for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees and the SEC. In addition, the audit committee received written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Celularity be included in Celularity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF CELULARITY INC.

Dean C. Kehler, Chairperson

Marc Mazur

John Sculley

May 1, 2023

Compensation Committee

The compensation committee currently consists of Peter Diamandis, Marc Mazur and Dean C. Kehler. Marc Mazur serves as the chair of the compensation committee. Each of members of our compensation committee is a non-employee director as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq Stock Market independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;

•	reviewing and making recommendations to the full board of directors regarding the compensation and other terms of employment of our executive officers;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•	reviewing and making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

reviewing and making recommendations to the full board of directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing on an annual basis the performance of the compensation committee and the compensation committee charter.

The composition and functioning of the compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee current consists of John Sculley, Lim Kok Thay, and Andrew C. von Eschenbach, M.D. Dr. Smith served on the committee until August 2022. John Sculley serves as the chair of the nominating and corporate governance committee. Each of the members of this committee satisfy the Nasdaq Stock Market independence requirements. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on the board of directors consistent with criteria approved by the board of directors;

•	determining the minimum qualifications for service on the board of directors;

•	evaluating director performance on the board of directors and applicable committees of the board of directors and determining whether continued service on the board of directors is appropriate;

•	evaluating, nominating and recommending individuals for membership on the board of directors;

•	evaluating nominations by stockholders of candidates for election to the board of directors;

•	considering and assessing the independence of members of the board of directors;

•

developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to the board of directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and assessing on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

The composition and functioning of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should demonstrate high standards of personal and professional ethics and integrity.

•	Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Nominees should have skills that are complementary to those of the existing board.

•	Nominees should have the ability to assist and support management and make significant contributions to our success.

•

Nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

The nominating and corporate governance committee may also consider factors such as judgment, diversity, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of our business and industry, conflicts of interest, and other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Board and Committee Meetings Attendance

The full board of directors met 18 times during 2022. During 2022, except Lim Kok Thay and Peter Diamandis, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our directors at our annual meetings of stockholders, but we expect directors are responsible for attending the annual meeting of stockholders to the extent practicable. Five out of the nine directors attended our annual meeting of stockholders held in 2022.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short sales and derivative transactions of our stock by our executive officers, directors, employees and certain designated consultants and contractors, including short sales of our securities. Our insider trading policy expressly prohibits, without the advance approval of our audit committee, purchases or sales of puts, calls, or other derivative securities of the company or any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at https://celularity.com/corporate-governance/. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure

Our board of directors is chaired by Dr. Hariri, the Chief Executive Officer. In such role, Dr. Hariri has the authority, among other things, to call and preside over board of directors meetings, to set meeting agendas and to determine materials to be distributed to the board of directors. The board of directors believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the board of directors and management act with a common purpose and that separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the ability to develop and implement strategy. Instead, the board of directors believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute its strategic initiatives and business plans. In addition, the board of directors believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the board of directors, facilitating the regular flow of information. We also believe that it is advantageous to have a Board Chair with an extensive history with and knowledge of the company (as is the case with our Chief Executive Officer) as compared to a relatively less informed independent Board Chair.

Role of the Board in Risk Oversight

The audit committee of the board of directors are primarily responsible for overseeing its risk management processes on behalf of the board of directors. Going forward, we expect that the audit committee will receive reports from management at least quarterly regarding its assessment of risks. In addition, the audit committee reports regularly to the board of directors, which also considers our risk profile. The audit committee and the board of directors focus on the most significant risks we face and our general risk management strategies. While the board of directors oversees its risk management, management is responsible for day-to-day risk management processes, the board of directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and the board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks it faces and that the board of directors leadership structure, which also emphasizes the independence of the board of directors in its oversight of its business and affairs, supports this approach.

Scientific Advisory Board

We established a scientific advisory board. We expect to regularly seek advice and input from these experienced scientific leaders on matters related to its research and development programs. Our scientific advisory board consists of experts across a range of key disciplines relevant to our programs and science. We intend to continue to leverage the broad expertise of our advisors by seeking their counsel on important topics relating to our research and development programs. Some of the members of our scientific advisory board have entered into consulting agreements with us covering their respective confidentiality, non-disclosure and proprietary rights matters and own or have owned shares of our Class A common stock or options to purchase shares of our Class A common stock.

Communication with the Directors of Celularity Inc.

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Celularity Inc.

170 Park Ave.

Florham Park, New Jersey 07932

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Celularity’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Celularity’s legal counsel, with independent advisors, with non-management directors, or with Celularity’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Celularity regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Celularity has also established an internal hotline for the reporting of such activity.

Director Compensation

Our non-employee director compensation policy sets forth the terms upon which non-employee directors will be compensated for their service on our board of directors. Under this policy, non-employee directors are compensated in cash for their board service and service on committees, receive equity and reimbursement for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Under the terms of the policy in effect in 2022, each non-employee director received an annual cash retainer of $45,000. Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee will each receive additional annual cash retainers of $10,000, $8,000 and $5,000, respectively, while the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee received additional annual cash retainers of $20,000, $16,000 and $10,000, respectively.

Under the terms of the policy, each non-employee member of our board of directors will automatically receive an annual equity award equal to $300,000 as of the date of grant comprised 50% of options and 50% restricted stock units, or RSUs, on the date of the Annual Meeting. Each non-employee director will also receive an initial equity grant equal to $300,000 of options when he or she first joins our board of directors, which options will vest ratably over three years from the grant date. Accordingly, on the date of our 2022 annual stockholders meeting, each non-employee director received an equity grant valued at $300,000, or options to acquire 54,152 shares and 36,145 RSUs, and each non-employee director will receive a similar equity grant valued at $300,000 (50% options, 50% RSUs) on the date of the Annual Meeting.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year for services as a non-employee director will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year. Dr. Hariri does not receive additional compensation for his services as a director. Dr. Smith entered into a consulting agreement with our company in August 2022 providing for additional compensation for those services (See Certain Relationships And Related Party Transactions—Consulting Agreements)

The following table provides the compensation paid to our non-employee directors in 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Jay R. Bloom(3)	22,083	—	—	—	22,083
Peter H. Diamandis, M.D.	53,500	150,002	150,001	—	353,503
Dean C. Kehler	73,000	150,002	150,001	—	373,003
Lim Kok Thay	35,000	150,002	150,001	—	335,003
Marc Mazur	71,000	150,002	150,001	—	371,003
Diane Parks(4)	27,814	150,002	449,861	—	627,677
John Sculley	62,500	150,002	150,001	—	362,503
Robin L. Smith, M.D., M.B.A.(5)	45,305	150,002	2,208,001	80,000	2,483,308
Andrew C. von Eschenbach, M.D.	50,000	150,002	150,001	—	350,003

(1)

Amounts reported represent the aggregate grant date fair value of equity awards granted to the non-employee directors during 2022, computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating the grant date fair value of equity awards reported in these columns are set forth in Note 14 to our audited consolidated financial statements included in the 2022 Annual Report. This amount does not reflect the actual economic value that may be realized by the non-employee director, which will depend on factors including the continued service of the executive and the future value of our stock.

(2)	Dr. Smith received other compensation for fees relating to an advisory agreement entered into during August 2022. See Certain Relationships And Related Party Transactions—Consulting Agreements
(3)	Mr. Bloom resigned from our board of directors and all committees thereof, effective June 1, 2022.
(4)	Ms. Parks joined our board of directors on June 2, 2022.
(5)

Dr. Smith received a performance based equity grant in connection with signing an advisory agreement in August 2022 for total stock options of 1,050,000 in addition to her annual directors grant. The initial tranche of 250,000 stock options vested upon execution of the advisory agreement on August 16, 2022. The remaining 800,000 stock options are subject to vesting upon achievement of certain predefined milestones in relation to the expansion of the degenerative disease business. On November 1, 2022, the second tranche of 200,000 stock options vested upon achievement of the first milestone.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2022 by each non-employee director who was serving as a member of our board of directors as of December 31, 2022 and who is currently serving as a member of the board of directors.

Name	Stock Awards	Option Awards
Peter H. Diamandis, M.D.	36,145	4,110,348
Dean C. Kehler	36,145	110,205
Lim Kok Thay	36,145	379,212
Marc Mazur	36,145	110,205
Diane Parks	36,145	96,565
John Sculley	36,145	379,212
Robin L. Smith, M.D., M.B.A.	36,145	1,813,509
Andrew C. von Eschenbach, M.D.	36,145	586,650

Deferred Compensation—Director Awards

In August 2020, our board of directors authorized the grant to each of our non-employee directors an option to purchase 350,000 shares of common stock at an exercise price of the then-current fair market value of common stock, which our board of directors had anticipated to be similar to the fair market value of common stock at June 30, 2020. This grant of the options was subject to the completion of a 409A valuation. Due to Celularity’s inability to timely obtain the required 409A valuation prior to initial discussions regarding a potential business combination, the option awards that had been previously authorized in August 2020 were not granted to the non-employee directors. In March 2021, in lieu of granting the previously authorized stock options, our board of directors separately approved the grant of deferred compensation awards under the 2017 Plan to each of our current non-employee directors (but not including any non-employee directors who became our director upon completion of the Business Combination). These awards were structured to be non-qualified deferred compensation compliant with, and not be exempt from, Section 409A of the Code. These director awards are not stock options for purposes of the 2017 Plan and are classified as “other awards” thereunder. Each of these director awards, as assumed in the Merger, provides the non-employee director with the right to purchase 269,007 shares of Class A common stock for a price of $3.83 per share. These director awards were fully vested at grant, but in order to comply with Section 409A of the Code, are only exercisable upon the earlier of (i) the 90-day period following the second anniversary of the grant date and (ii) a change in control of our company (as defined in the 2017 Plan, but specifically excluding the Business Combination and requiring that event also constitutes a change in control event for purposes of Section 409A). These director awards will expire to the extent not exercised at the earlier of such times. These director awards will remain outstanding if the director leaves the board of directors through the earlier of such events, and will expire if not exercised in connection with the first to occur of the events described above. The non-employee director would not have discretion as to when to exercise his or her director awards.

Because these director awards were not intended to be stock options that are exempt from the application of Section 409A, such awards could have been authorized for grant at any exercise price (including for no exercise price, similar to a RSU award). However, in order to honor the original intent for such awards, our board of directors used the fair market value of Legacy Celularity’s common stock as of June 30, 2020, $2.94 per share, as determined by an independent third-party 409A valuation provider. This value corresponds to the fair market value of its common stock as of the date its board authorized the grant of options to the non-employee directors in August 2020 but ultimately did not grant due to the inability to timely obtain this valuation. Legacy Celularity’s board of directors received this 409A valuation at the March 2021 board meeting in connection with the granting of the director awards. While no valuation is required to make these grants for Section 409A compliance purposes, Legacy Celularity’s board of directors used the valuation solely for purposes of determining the exercise price for the director awards. Given the structure of the director awards, we recognized approximately $10 million of expense for these director awards in the second quarter of 2021.

PROPOSAL NO. 2—ISSUANCE OF CLASS A COMMON STOCK TO YORKVILLE FOR PURPOSES OF NASDAQ RULE 5635(d)

Overview

We are seeking approval of the issuance of shares to Yorkville in excess of the Yorkville Exchange Cap (as defined below). As of April 24, 2023, we had issued 6,664,934 shares of Class A common stock to Yorkville at prices less than $2.36 per share, representing 23% of the shares permitted to be issued without exceeding the Yorkville Exchange Cap.

Background

Pre-Paid Advance Agreement

As disclosed in a Form 8-K filed with the SEC on September 15, 2022, on September 15, 2022, we entered into a Pre-Paid Advance Agreement, or the PPA, with YA II PN, Ltd., a Cayman Islands exempt limited partnership, or Yorkville. Under the PPA, we may request cash advances of up to $40.0 million from Yorkville (or such greater amount that the parties may mutually agree) over an 18-month period, from time to time, with an aggregate limitation of $150.0 million, and other than the initial advance, subject to the mutual agreement of the parties. We refer to these cash advances as “Pre-Paid Advances.” Pre-Paid Advances are issued at a 2.0% discount, bear interest at an annual rate equal to 6.0% (increased to 15.0% in the event of default as provided in the PPA) and may be used, from time to time, at Yorkville’s option, to purchase shares of our Class A common stock, par value $0.0001 per share, at a price per share equal to the lower of (a) 135% of the daily volume weighted average price, or the VWAP, of the Class A common stock on The Nasdaq Capital Market, or Nasdaq, as of the trading day immediately prior to the date of the disbursement of the Pre-Paid Advance, such price, the Fixed Price, or (b) 95% of the lowest VWAP of the Class A common stock on Nasdaq during the three consecutive trading days immediately prior to the date on which Yorkville provides the purchase notice to us, or the Variable Price, and the lower of the Fixed Price and the Variable Price shall be referred to as the Purchase Price, in each case subject to a floor price of $0.75 per share, or the Floor Price. The issuance of the shares under the PPA is subject to certain limitations, including that the aggregate number of shares of Class A common stock issued pursuant to the PPA cannot exceed 19.9% of our outstanding stock as of September 15, 2022, or the Yorkville Exchange Cap, as well as a beneficial ownership limitation of 4.99% for Yorkville. Further, Yorkville agreed not to purchase any shares of Class A common stock for 60 days following entry into the PPA, nor may Yorkville purchase more than $6.0 million of shares of Class A common stock during a 30-day period, in each case at a price per share less than the Fixed Price.

In the event the daily VWAP of our Class A common stock is below $0.75 for any five of seven consecutive trading days or we have issued substantially all of the shares available under the Yorkville Exchange Cap, we will pay Yorkville a monthly cash payment of $6.0 million, plus any accrued and unpaid interest along with a 5.0% redemption premium until such time as the daily VWAP for five consecutive trading days immediately prior to the due date of the next monthly payment is at least 10% greater than $0.75.

The PPA provides that (a) the Yorkville Exchange Cap will not apply if our stockholders have approved issuances in excess of the Yorkville Exchange Cap in accordance with the Nasdaq rules, and (b) as to any advance, if the purchase price of shares in respect of such advance equals or exceeds $2.36 per share (which represents the lower of (i) the Nasdaq official closing price on the trading day immediately preceding the date of this Agreement; or (ii) the average Nasdaq official closing price for the five trading days immediately preceding the date of the PPA).

We have agreed to use the proceeds from the sale of shares to Yorkville under the PPA for working capital and general corporate purposes.

We are subject to additional restrictions in the PPA on future financing transactions meeting the definition of “Variable Rate Transaction,” which shall mean a transaction in which we (i) issue or sell any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Class A common stock either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of our Class A common stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our shares of Class A common stock (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) or (ii) issue or sell any equity or debt securities either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the shares of our Class A common stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a “Black-Scholes” put or call right, other than in connection with a “fundamental transaction”) that provides for the issuance of additional equity securities of our company or the cash payment by us. We are permitted to enter into “at the market offerings” or other continuous offerings or similar offerings of shares of Class A common stock with a registered broker-dealer, whereby we may sell shares of our Class A common stock at a future determined price; however, we are not permitted to execute any transactions under such agreements unless (i) the VWAP on the applicable date of determination is below $1.00, or (ii) there is no balance outstanding under all prior Pre-Paid Advances.

The foregoing description of the PPA does not purport to be complete and is qualified by reference to the complete text of such document, which is attached to this proxy statement as Appendix A.

Reasons for Seeking Stockholder Approval

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the sale, issuance or potential issuance of shares of our Class A common stock (or securities convertible into or exercisable for our Class A common stock) in a transaction other than a public offering at a price less than the “Minimum Price” that either alone or together with sales by our officers, directors or substantial stockholders equals 20% or more of our outstanding Class A common stock or 20% or more of the outstanding voting power prior to such issuance. For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Class A common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. On September 15, 2022, the date of the PPA, the “Minimum Price” was $2.36 per share. Accordingly, we are seeking stockholder approval with respect to all shares issued or that may be issued to Yorkville under the PPA in accordance with its terms (e.g., subject to the $0.75 floor price). Stockholder approval of this Proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(d).

We had approximately $37.0 million of borrowings outstanding under a financing arrangement referred to as the PPA with Yorkville, as of December 31, 2022. These borrowings are scheduled to mature in September 2023 absent Yorkville’s election to convert some or all of the borrowings into shares of our common stock. On February 22, 2023, Yorkville provided notice to us that a “triggering event” had occurred, as provided for under the terms of the PPA. As a result of this triggering event, we are now required to make repayments of $6.0 million per month plus a payment premium of 5% of the principal amount being paid and all outstanding accrued and unpaid interest (collectively the “repayment amount”). On March 24, 2023, we paid approximately $2.0 million of the repayment amount owed to Yorkville, and on April 10, 2023, we paid approximately $5.5 million fully satisfying the first triggering event and the remaining balance applied to the second triggering event for approximately $0.9 million. Yorkville agreed to defer the remaining repayment amount owed of approximately $5.6 million so long as we pay such remaining balance, plus interest, no later than May 14, 2023, including that we seek stockholder approval to issue shares of our Class A common stock to Yorkville pursuant to the PPA in excess of the Yorkville Exchange Cap. If we fail to pay the remaining repayment amount currently due, or if we fail to make future cash payments to Yorkville when and if required, Yorkville could deem such non-payment an event of default under the PPA. If Yorkville deems such non-payment an event of default, Yorkville may, at its discretion, exercise its rights and remedies as provided in the PPA, which may include, among others, accelerating the repayment of the total principal due under the PPA ($37.0 million as of December 31, 2022 or approximately $27.1 million as of issuance date), plus accrued and unpaid interest and the 5% premium, and/or force us to seek protection under the provisions of the U.S. Bankruptcy Code.

Our board of directors has determined that the PPA and our ability to issue the shares of Class A common stock thereunder in excess of the Yorkville Exchange Cap are in the best interests of our company and our stockholders because the ability to sell shares of Class A common stock to Yorkville provides us with a reliable source of capital for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued research and development of our cellular therapeutic candidates and biomaterials products.

We cannot predict the price of our Class A common stock at any future date, and therefore cannot predict the number of shares of Class A common stock to be issued under the PPA or whether the applicable price for any Pre-Paid Advance will be greater than the Minimum Price under the Nasdaq Rules.

Therefore, we are seeking stockholder approval under this Proposal No. 2 to issue shares of Class A common stock in excess of the Yorkville Exchange Cap, if necessary, to Yorkville under the terms of the PPA. If our stockholders do not approve this Proposal 2, we will not be able to sell shares to Yorkville in excess of the Yorkville Exchange Cap, and thus, even if our share price improves, we would nevertheless continue to be required to make monthly cash payments to Yorkville under the PPA, and we may not have sufficient cash on hand at such time. As of the close of business on April 28, 2023, the price of our Class A common stock was $0.59 per share.

Consequences of Non-Approval

As previously disclosed, we have incurred net losses and used significant cash in operating activities since inception, have no cellular therapeutic candidates approved for commercial sale and we anticipate that we will incur substantial net losses in the future. We have an accumulated deficit of $645.5 million and have cash and cash equivalents of $14.0 million as of December 31, 2022. Additionally, we are currently required to make monthly cash payments under the PPA with Yorkville and do not have sufficient cash to meet such obligations. Unless our stock price improves or Yorkville waives the cash payment obligation, we could default under our obligation to Yorkville and it could accelerate the maturity of our repayment obligations, which would impact our liquidity and require us to cease or severely modify our operations or seek protection under the U.S. Bankruptcy Code. Accordingly, there is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to further curtail our operations.

If we do not receive the approval of this Proposal No. 2, once we issue shares up to the Yorkville Exchange Cap, we will be required to repay Yorkville in cash (along with any other pre-paid advance amounts we may owe to Yorkville in the future) even if the daily VWAP of our Class A common stock for five consecutive trading days immediately prior to the due date of the next monthly payment is at least 10% greater than the Floor Price, in cash, unless we are able to sell shares to Yorkville at a price greater than the Minimum Price.

Accordingly, our board of directors believes that providing us the flexibility to issue shares of our Class A common stock in excess of the Yorkville Exchange Cap is advisable and in the best interests of our company and our stockholders.

Effect on Current Stockholders

The issuance of shares of Class A common stock under the PPA (including any such shares issued below the Minimum Price that are the subject of this Proposal No. 2) would result in an increase in the number of shares of

Class A common stock outstanding, and our stockholders will incur dilution of their percentage ownership. Because the number of shares of Class A common stock that may be issued to Yorkville pursuant to the PPA is determined based on the price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions will have the same effect as a vote “Against” Proposal No. 2 and broker non-votes will have no effect on the outcome of the vote.

Our board of directors recommends voting “FOR” Proposal No. 2 to issue Class A common stock to Yorkville for purposes of Nasdaq Rule 5635(d).

PROPOSAL NO. 3—AMENDMENT OF YORKVILLE PRE-PAID ADVANCE AGREEMENT TO LOWER THE FLOOR PRICE

We are asking stockholders to vote on an amendment to the PPA to lower the Floor Price from $0.75 to $0.50. Changing the Floor Price would permit us to sell shares under the Yorkville facility at prices below $0.75 if circumstances permit, but in no event less than $0.50. The Yorkville Floor Price Proposal is not conditioned on the approval of any other proposal; however, we will be unable to issue more than 21,986,061 additional shares to Yorkville at any price below the $2.36 Minimum Price unless Proposal No. 2 (the Yorkville Share Issuance Proposal) is approved.

Reasons for Seeking Stockholder Approval

The Floor Price is intended to protect stockholders from the potential dilutive effects of sales under the PPA by limiting the price at which shares may be sold and thereby limiting the downward price pressure that the PPA could exert on the price of our Class A common stock in unfavorable trading conditions. The current Floor Price was fixed at a reasonable discount to the trading price of our Class A common stock at the time the PPA was originally entered into in September 2022. We believe the Floor Price is most effective at limiting downward movements in the stock when it cannot be waived or modified without stockholder approval. Accordingly, we are asking our stockholders to approve an amendment to the PPA to lower the Floor Price from $0.75 to $0.50.

Our board of directors has determined that it is in our best interests and that of our stockholders to be able to sell shares under the PPA below the current Floor Price. As of April 28, 2023, our stock price was $0.59, or approximately 21.3% lower than the current Floor Price. On February 9, 2023, our stock price dropped below the current Floor Price, and on February 22, 2023, Yorkville provided notice to us that a “triggering event” had occurred, as provided for under the terms of the PPA. As a result of this triggering event, we are now required to make cash repayments of $6.0 million per month plus a payment premium of 5% of the principal amount being paid and all outstanding accrued and unpaid interest (collectively the “repayment amount”) to Yorkville.

Our stock price has in the past been, and may in the future be, volatile, and there can be no assurance that it will trade above the Floor Price such that we can sell shares to Yorkville rather than make cash repayments. There can also be no assurance that even if the daily VWAP of our stock price for five consecutive trading days immediately prior to the due date of the next monthly payment is at least 10% greater than the Floor Price that it will sustain such level. Our board of directors believes that we would benefit from having the flexibility to continue using the PPA as a source of capital even in circumstances where the share price may be below $0.75 per share.

If the Yorkville Floor Price Proposal is approved, there is no assurance that we will sell shares under the PPA at prices less than $0.50, or at all.

Consequences of Non-Approval

As previously disclosed, as of December 31, 2022, we concluded that there was substantial doubt about our ability to continue to operate as a going concern for the 12 months following the issuance of our consolidated financial statements. Our ability to continue as a going concern is dependent upon our ability to access additional sources of capital, including, but not limited to equity and/or debt financings and government loans or grants. If the price of our Class A common stock remains below the current Floor Price, we may be unable to raise additional capital on terms similar to the PPA, or at all, and we will be required to continue to make monthly cash payments to Yorkville per the PPA, rather than apply advances to the purchase of shares of our Class A common stock. Our inability to use shares of our Class A common stock to satisfy our obligations to Yorkville would have an adverse impact on our operations and business plans. If the Yorkville Floor Price Proposal is not approved, we may continue to sell shares under the PPA at prices equal to or greater than the current Floor Price of $0.75, assuming our stock price improves. If our stock price improves, the number of shares of Class A common stock that we may sell to Yorkville will be subject to the Yorkville Exchange Cap unless the Yorkville Share Issuance Proposal (Proposal No. 2) has been approved, plus all other applicable PPA conditions will need to be satisfied.

If stockholders do not approve this Yorkville Floor Price Proposal, we do not intend to amend or waive the Floor Price requirement in the PPA. We may, however, enter into new financing arrangements with Yorkville or other parties, if our board of directors determines that these arrangements are in our best interests and that of our stockholders.

Effect on Current Stockholders

The issuance of shares of our Class A common stock under the PPA would result in an increase in the number of shares of Class A common stock outstanding, and our stockholders will incur dilution of their percentage ownership. The proposed new Floor Price will increase the range of prices at which shares can be sold pursuant to the PPA, which could result in additional dilution to our existing stockholders. Because the number of shares of our Class A common stock that may be issued to Yorkville pursuant to the PPA is determined based on the price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Required Vote and Recommendation of Board of Directors

Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions will have the same effect as a vote “Against” Proposal No. 3 and broker non-votes will have no effect.

Our board of directors recommends voting “FOR” Proposal No. 3 to amend the Floor Price under PPA.

PROPOSAL NO. 4—AMENDMENT OF CHARTER TO ALLOW OFFICER EXCULPATION

Background

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law, or DGCL. As amended, DGCL Section 102(b)(7) now permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class action. It does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

Our board of directors believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, our board of directors took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers that would be affected, and the benefits our board of directors believes would accrue to our company by providing exculpation in accordance with amended DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

Our board of directors balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of our company and our stockholders to adopt a new Article VIII of our Second Amended and Restated Certificate of Incorporation, or the Certificate of Incorporation, to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Certificate of Incorporation as the “Charter Amendment” in this proxy statement.

Text of Proposed Charter Amendment

The Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to adopt a new Article VIII of the Certificate of Incorporation:

The liability of Officers (as defined below) of the Corporation for monetary damages for breach of fiduciary duty as an Officer shall be eliminated to the fullest extent permitted under applicable law. For purposes of this Article VIII, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

The proposed Certificate of Amendment to the Certificate of Incorporation, which is referred to in this Proposal No. 4 as the Certificate of Amendment reflecting the foregoing Charter Amendment is attached as Appendix B to this proxy statement.

Reasons for the Proposed Charter Amendment

Our board of directors believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, particularly in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of our company.

For the reasons stated above, on April 20, 2023, our board of directors determined that the proposed Charter Amendment is advisable and in the best interest of our company and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting. Our board of directors believes the proposed Charter Amendment would better position us to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. Additionally, it would align the protections for our officers with those protections currently afforded to our directors.

The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.

Timing and Effect of the Charter Amendment

If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the inclusion of the proposed Article VIII, the remainder of the Certificate of Incorporation will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, the Certificate of Incorporation will remain unchanged. In accordance with the DGCL, our board of directors may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock. Abstentions and broker non-votes will have the same effect as a vote “Against” Proposal No. 4.

The board of directors recommends voting “FOR” Proposal No. 4 to approve the amendment of our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by recent amendments to Delaware law.

PROPOSAL NO. 5—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2021 and has audited the financial statements of Legacy Celularity since 2018.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Deloitte & Touche LLP is expected to be present via teleconference at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from Deloitte & Touche LLP, and its respective affiliates, or the Deloitte Entities, for the audit of the consolidated financial statements, and for fees billed for other services provided by the Deloitte Entities during the years ended December 31, 2022 and 2021.

	2022	2021
Audit Fees(1)	$1,792,806	$1,798,747
Audit Related Fees	—	—
Tax Fees(2)	—	78,750
All Other Fees(3)	2,021	1,895

Total	$1,794,827	$1,879,392

(1)

Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements.

(2)	Includes fees billed for professional services relating to tax compliance, tax planning and tax advice.
(3)	Includes annual license fee for access to an accounting research software application.

Audit Committee Pre-Approval Policies

The audit committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of our independent registered public accounting firm. The audit committee pre-approves all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the PCAOB), except that pre-approval is not required for the provision of non-audit services if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The audit committee may delegate to the chairperson of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the audit committee at its next scheduled meeting. All services provided by Deloitte & Touche LLP during fiscal year 2022 were pre-approved by the audit committee in accordance with the pre-approval policy described above.

Vote Required and Board of Directors’ Recommendation

The approval of Proposal No. 5 requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter. Abstentions will have the same effect as a vote “Against” this Proposal No. 5. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such broker non-votes, if any, will have no effect on the outcome of this vote.

Our board of directors recommends voting “FOR” Proposal No. 5 to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of Class A common stock as of April 24, 2023 by:

•	each person known by us to be the beneficial owner of more than 5% of our Class A common stock;

•	each of our named executive officers and directors (including our three nominees for Class II director); and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and RSUs that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Class A common stock beneficially owned by them.

The beneficial ownership percentages set forth in the table below are based on 174,704,108 shares of Class A common stock issued and outstanding as of April 24, 2023 and other than as noted below, do not take into account the issuances of any shares of Class A common stock upon the exercise of warrants or options or vesting and settlement of RSUs.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	%
Five Percent or Greater Stockholders
Dragasac Limited(2)	36,592,597	20.2%
Sorrento Therapeutics, Inc.(3)	20,422,124	11.7%
Starr International Investments Ltd.(4)	15,281,389	8.7%
Celgene Corporation(5)	11,953,274	6.8%
Armistice Capital Master Fund Ltd.(6)	9,230,770	5.3%
Directors and Named Executive Officers
Robert J. Hariri, M.D., Ph.D.(7)	16,899,201	9.3%
John R. Haines(8)	1,279,617	*
David Beers(9)	679,656	*
John Sculley(10)	1,093,654	*
Peter Diamandis, M.D.(11)	4,056,196	2.3%
Dean C. Kehler(12)	4,399,832	2.5%
Lim Kok Thay(13)	36,917,657	20.3%
Marc Mazur(14)	129,980	*
Diane Parks(15)	14,137	*
Robin L. Smith, M.D., M.B.A.(16)	1,159,357	*
Andrew C. Von Eschenbach, M.D.(17)	632,498	*
All Directors and Executive Officers of as a Group (15 Individuals)(18)	67,827,308	34.2%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the executive officers and directors is c/o Celularity Inc., 170 Park Ave, Florham Park, NJ 07932.

(2)

Consists of (i) 30,062,779 shares of Class A common stock and (ii) 6,529,818 shares of Class A common stock issuable upon exercise of certain warrants to purchase shares of Class A common stock at an exercise price of $6.77 per share. These securities are directly held by Dragasac, which is an indirect wholly-owned subsidiary of Genting Berhad, a public company listed on the Malaysian stock exchange. Lim Kok Thay is an indirect beneficial owner of the largest shareholder of Genting Berhad, where he serves as Chief Executive and Chairman of the Board, and in such capacity may be deemed to beneficially own shares held by Dragasac Limited. The address for Dragasac Limited is c/o 24th Floor, Wisma Genting, 28 Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia.

(3)	The address for Sorrento Therapeutics, Inc. is 4955 Directors Place, San Diego, California 92121.
(4)

The address for Starr International Investments Ltd. is Bermuda Commercial Bank Building, 19 Par-La-Ville Road, Hamilton, HM 11, BM Bermuda. Starr International Investments Ltd. is a wholly owned subsidiary of Starr International Company, Inc., a Swiss corporation, which, accordingly, may be deemed to beneficially own these securities.

(5)	The address for Celgene Corporation is 86 Morris Avenue, Summit, New Jersey 07901.
(6)	The address for Armistice Capital Master Fund Ltd. is 510 Madison Avenue, 7th Floor, New York, NY 10022.
(7)	Consists of 10,049,884 shares held directly by Dr. Hariri and 4,764,463 shares issuable to Dr. Hariri pursuant to options and 2,084,852 shares issuable upon exercise of warrants.
(8)	Consists of (i) 10,634 shares held directly by Mr. Haines and (ii) 1,268,983 shares issuable to Mr. Haines pursuant to options.
(9)	Consists of (i) 6,646 shares held directly by Mr. Beers and (ii) 673,010 shares issuable to Mr. Beers pursuant to options.
(10)	Consists of (i) 768,594 shares held directly by Mr. Sculley and (ii) 325,060 shares issuable to Mr. Sculley pursuant to options and deferred compensation award.
(11)	Consists of (i) 1,070,000 shares held directly by Mr. Diamandis and (ii) 2,985,196 shares issuable to Dr. Diamandis pursuant to options and a deferred compensation award.
(12)

Consists of: (i) 1,414,768 shares of common stock received in a pro rata distribution-in-kind from Sponsor, (ii) 394,376 shares of common stock received in a pro rata distribution-in-kind from Sponsor to Elizabeth Kehler 2012 Trust, of which Dean Kehler’s spouse serves as a trustee, (iii) 100,000 shares retained by Sponsor, (iv) 1,880,000 shares issuable upon exercise of warrants received in a pro rata distribution-in-kind from Sponsor, (v) 554,635 shares issuable upon exercise of warrants acquired upon completion of the July 2021 business combination as the repayment of $554,635 in promissory notes in connection with certain working capital loans, and (vi) 56,053 shares issuable pursuant to options. Sponsor is the record holder of the shares described in clause (iii) of the previous sentence. Cooper Road, LLC (an entity controlled by Jay R. Bloom, a former director) and Dean C. Kehler are the managing members of Sponsor, and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the securities held of record by Sponsor and may be deemed to have shared beneficial ownership of the securities held directly by Sponsor. Each such entity or person disclaims any beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(13)

Consists of (i) 36,592,597 shares held by Dragasac Limited, (ii) 269,007 shares issuable to Mr. Lim pursuant to a deferred compensation award and (iii) 56,053 pursuant to options. See footnote 2. Mr. Lim may be deemed to beneficially own shares held by Dragasac Limited.

(14)

Consists of (i) 48,927 shares of common stock received in a pro rata distribution-in-kind from Sponsor, (ii) 25,000 shares issuable upon exercise of warrants received in a pro rata distribution-in-kind from Sponsor and (iii) 56,053 shares issuable pursuant to options.

(15)	Reflects 14,137 shares issuable pursuant to options.
(16)

Consists of (i) 709,357 shares issuable to Dr. Smith pursuant to options and a deferred compensation award and (ii) 450,000 vested options pursuant to a performance-based option award granted on August 16, 2022.

(17)	Consists of (i) 100,000 shares and (ii) 532,498 shares issuable to Dr. von Eschenbach pursuant to options and a deferred compensation award.
(18)	Consists of (i) 44,054,548 shares, (ii) 11,074,307 shares issuable upon exercise of warrants, and (iii) 12,698,453 shares issuable upon exercise of options and deferred compensation awards.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and SEC regulations require our directors, certain officers and holders of more than 10% of our Class A common stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of copies of such reports received and written representations from our directors and such covered officers, we believe that our directors, officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2022, with the exception of one Form 4 filed by Robert Hariri, dated April 28, 2022, reporting two transactions; one Form 4 filed by Keary Dunn, dated April 28, 2022, reporting two transactions; one Form 4 filed by Stephen Brigido, dated April 28, 2022, reporting two transactions; one Form 4 filed by David Beers, dated April 28, 2022, reporting two transactions; one Form 4 filed by John Haines, dated April 28, 2022, reporting two transactions; two Form 4s filed by Bradley Glover, each dated April 28 and November 18, 2022, reporting two transactions and one transaction, respectively; two Form 4 filed late by Anne Jones, each dated April 28 and November 18, 2022, reporting two transactions and one transaction, respectively; and one Form 4 filed by Starr International Company Inc., dated March 15, 2022, reporting two transactions.

EXECUTIVE OFFICERS OF THE COMPANY

The following table identifies our executive officers, and sets forth their current positions and ages as of May 1, 2023. Biographical information for Dr. Hariri, our Chief Executive Officer, is set forth under the heading “Directors Continuing in Office—Class III Directors (Term Expires at 2024 Annual Meeting)” above.

Name	Position Held with Celularity	Officer Since	Age
David C. Beers	Chief Financial Officer	2021	53
Stephen A. Brigido, DPM	President, Degenerative Disease	2021	47
K. Harold Fletcher, Esq.	Executive Vice President and General Counsel	2022	38
Bradley Glover, Ph.D.	Executive Vice President and Chief Operating Officer	2021	54
John R. Haines	Senior Executive Vice President, General Manager and Chief Administrative Officer	2021	65
Adrian Kilcoyne, M.D., M.P.H., M.B.A.	Executive Vice President and Chief Medical Officer	2022	52

David C. Beers. Mr. Beers has served as our Chief Financial Officer since the July 2021 business combination and before that served as Legacy Celularity’s Chief Financial Officer since January 2020. Mr. Beers previously served as a portfolio manager at Goldman Sachs Asset Management or GSAM from 2010 to March 2019, where he managed the Goldman Sachs Income Builder portfolio and the Real Estate Balanced portfolio as a member of the GSAM high yield team. Previously, Mr. Beers served as a technology and media analyst with T. Rowe Price from 2004 to 2010 and with Morgan Stanley Investment Management from 1996 to 2002. Mr. Beers obtained an AB from Princeton University in 1992 and an MBA from The Wharton School of Business at The University of Pennsylvania in 2004.

Stephen A. Brigido, DPM. Dr. Brigido has served as our President, Degenerative Disease since the July 2021 business combination and before that, served as Legacy Celularity’s President, Degenerative Disease and Biobanking since September 2019. Prior to joining Legacy Celularity, Dr. Brigido served as Managing Partner at Venel Holdings from November 2010 to present, and at BBHP Medical LLC from October 2016 to present. Before his tenure at BBHP Medical LLC, Dr. Brigido served as President and Chief Medical Officer at Edge Orthopaedics, LLC from April 2012 to July 2016. While at Edge Orthopaedics, Dr. Brigido was responsible for the development and commercial release of over 30 FDA approved products in foot and ankle surgery. In 2016, he facilitated a sale of that company to Orthofix SRL in Verona, Italy. Dr. Brigido is a founding partner of Plazmology 4, Inc., and has served on its board of directors since 2012. From 2005-2019 Dr. Brigido was the Section Chief of Foot and Ankle Reconstruction at Coordinated Health; and was Director of the Reconstructive Foot and Ankle Fellowship from 2010-2019. In addition to his duties as a surgeon, Dr. Brigido served on the Board of Directors of Coordinated Health Holding Company from 2008-2019. Dr. Brigido has published over 120 peer reviewed papers in regenerative medicine and orthopedics; and has written numerous book chapters. Dr. Brigido is a Professor of Surgery at The Commonwealth Medical College in Scranton, PA, and has numerous patents involving biomaterials and orthopedic hardware. Dr. Brigido obtained a Bachelor of Science from Randolph-Macron College and a Medical Degree from Temple University.

K. Harold Fletcher, Esq. Mr. Fletcher has served as our Executive Vice President and General Counsel since July 2022, and previously served as our Senior Vice President, Deputy General Counsel and Chief Compliance Officer since the July 2021 business combination. Prior thereto, Mr. Fletcher served as Legacy Celularity’s Senior Corporate Counsel since January 2018. Prior to joining Legacy Celularity, Mr. Fletcher was Senior Corporate Counsel for Kadmon Corporation, a Sanofi Company, from 2015 to 2018. Prior to his tenure at Kadmon, Mr. Fletcher was an associate in the life sciences and litigation practice groups at Sedgwick LLP from 2012 to 2015. Mr. Fletcher holds a Juris Doctor degree from Seton Hall University and a Bachelor of Arts dual degree in political science and history from Rutgers University.

Bradley Glover, Ph.D. Dr. Glover has served as our Executive Vice President and Chief Operating Officer since October 2022. Previously, he served as our Executive Vice President and Chief Technology Officer since the July 2021 business combination and prior thereto served as Legacy Celularity’s Executive Vice President and Chief Technology Officer since March 2021. From August 2019 to March 2021, Dr. Glover served as Vice President Corporate Development, Head of Corporate Strategy & Operations at Kite Pharma, Inc., which he first joined in September 2016 and held several executive roles in corporate development and technical operations. Prior to Kite, Dr. Glover held several roles of increasing responsibility at Genentech, Inc. (now part of the Roche Group) from 2008 through September 2016 in the areas of finance, strategy, supply chain operations and alliance management. Dr. Glover holds a Ph.D. in biochemistry and molecular genetics from the University of Colorado, an M.B.A. from the Rady School of Management at the University of California, San Diego, and a Bachelor of Science degree in biochemistry from the University of California San Diego. Dr. Glover was also a Jane Coffin Childs Medical Research Fellow at the University of California Berkeley.

John R. Haines. Mr. Haines has served as our Senior Executive Vice President, General Manager and Chief Administrative Officer since October 2022. He served as our Executive Vice President and Chief Operating Officer since the July 2021 business combination. Prior thereto, he served as Legacy Celularity’s Chief Operating Officer since October 2020, and as its Chief Administrative Officer since September 2017. Prior to joining Legacy Celularity, from 2013 to 2017, Mr. Haines served as President and Chief Executive Officer at Andiscern Corporation, a private company he cofounded to develop particle accelerator-based technology to detect fissile material used to make nuclear weapons. Prior to his tenure at Andiscern, from 2009 to 2013, Mr. Haines served as President and Chief Executive Officer at Ionetix Corporation, a private company he cofounded in 2009 to commercialize superconducting cyclotron technology developed at the MIT Plasma Fusion Laboratory. Mr. Haines served as President and Chief Operating Officer of Anthrogenesis Corporation from July 1999 through December 2002, when it was acquired by Celgene Corporation and renamed Celgene Cellular Therapeutics. Mr. Haines obtained a Bachelor of Arts in Economics from Villanova University, a Master of Science from the University of Pennsylvania, a Master of Bioethics from the University of Pennsylvania Graduate School of Medicine, a Master of Arts from King’s College London, and a postgraduate diploma from Stanford University.

Adrian Kilcoyne, M.D., M.P.H., M.B.A. Dr. Kilcoyne has served as our Executive Vice President and Chief Medical Officer since October 2022. Prior to joining our company, he served as the Chief Medical Officer of Humanigen from April 2021 to September 2022, where he was responsible for building its oncology and immunology portfolio focused on the cytokine pathway, CAR-T therapy related toxicity, and antibody drug conjugates in solid tumors. From June 2019 to April 2021 Dr. Kilcoyne served as an integral member of the executive team at AstraZeneca as the Vice President of Global Oncology Evidence Generation and External Alliances beginning May 2020, and from June 2019 until then as Vice President, Head of U.S. Medical Affairs and HEOR, Oncology. During his time at AstraZeneca, he was responsible for the creation, development, and delivery of the fully integrated global evidence strategy. From November 2013 to June 2019, Dr. Kilcoyne held various roles at Celgene. Dr. Kilcoyne holds an M.D. from Trinity College in Dublin, an M.P.H. from the University of London, and an M.B.A. from Warwick Business School. Along with multiple publications in peer review journals, he co-authored the Oxford Specialist Handbook of Pharmaceutical Medicine.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from the currently planned programs that are summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

To achieve our goals, we have designed, and intend to modify as necessary, our compensation and benefits programs to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. We believe our compensation programs should promote the success of our company and align executive incentives with the long-term interests of our stockholders. This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

Our board of directors, with input from our Chief Executive Officer, have historically determined the compensation for our named executive officers. Our named executive officers for the year ended December 31, 2022, were Dr. Hariri, our Chief Executive Officer, Mr. Haines, our Chief Administrative Officer, and David Beers, our Chief Financial Officer.

Summary Compensation Table

The following table sets forth information concerning the compensation of Celularity’s named executive officers for the years ended December 31, 2022 and 2021. We did not provide any non-qualified deferred compensation during the periods presented so we have omitted that column from the table below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Robert J. Hariri, M.D., Ph.D.	2022	1,200,000	—	1,333,337	2,666,671	—	42,521	5,242,529
Chief Executive Officer	2021	1,200,000	—	—	20,214,697	369,250	35,809	21,819,756
John Haines	2022	461,042	—	666,669	1,333,339	—	42,521	2,503,570
Senior Executive Vice President, General Manager and Chief Administrative Officer	2021	420,625	—	—	3,464,957	99,110	41,435	4,026,127
David Beers	2022	412,500	—	416,672	833,339	—	42,521	1,705,032
Chief Financial Officer	2021	375,000	—	—	982,258	77,086	40,555	1,474,899

(1)

Salary amounts represent actual amounts earned during 2022 and 2021. For Mr. Haines, 2021 reflects an increase in salary effective July 16, 2021, and 2022 reflects an increase in salary effective April 1, 2022 and October 4, 2022. For Mr. Beers, 2021 reflects an increase in salary effective July 16, 2021, and 2022 reflects an increase in salary effective April 1, 2022.

(2)

Amounts reported represent the aggregate grant date fair value of equity awards granted to the named executive officers, computed in accordance with the Financial Accounting Standards Board’s, or FASB’s, Accounting Standards Codification, or ASC, Topic 718. The assumptions used in calculating the grant date fair value of the equity awards reported in these columns are set forth in Note 14 to our audited consolidated financial statements included in the 2022 Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer, which will depend on factors including the continued service of the executive and the future value of our stock.

(3)

Represents performance-based cash bonuses awarded to our named executive officers. See “Narrative Disclosures to the Summary Compensation Table—Bonus Compensation” below for a description of this compensation.

(4)

This column reflects the aggregate value of other categories of payment, consisting of (i) for Dr. Hariri, in 2022, $11,600 for 401(k), $30,381 for health insurance coverage and $540 for life insurance coverage; and in 2021 $11,200 for 401(k), $24,069 for health insurance coverage and $540 for life insurance coverage

(ii) for Mr. Haines, in 2022, $11,600 for 401(k), $30,281 for health insurance coverage and $540 for life insurance coverage; and in 2021 $11,200 for 401(k), $29,695 for health insurance coverage and $540 for life insurance coverage; and (iii) for Mr. Beers, in 2022, $11,600 for 401(k), $30,281 for health insurance coverage and $540 for life insurance coverage; and in 2021, $11,200 for 401(k), $28,815 for health insurance coverage and $540 for life insurance coverage.

Narrative Disclosures to the Summary Compensation Table

Annual Base Salary is provided below.

Name	2022 Base Salary ($)		2023 Base Salary ($)
Robert J. Hariri, M.D., Ph.D.	1,200,000		1,200,000	(1)
John Haines	461,041	(2)	500,000
David Beers	412,500	(3)	425,000

(1)

On January 25, 2023, in order to address our current working capital requirements, Dr. Hariri agreed to temporarily suspend payment of salary pursuant to his employment agreement until as late as December 31, 2023 and is currently receiving only minimum wage at an annual level of $35,568.

(2)

Mr. Haines’ salary was increased from $400,00 to $445,000 effective July 16, 2021, the closing date of the business combination, and further increased to $450,000 effective April 1, 2022, and to $500,000 effective October 4, 2022.

(3)

Mr. Beers’ salary was increased from $337,500 to $375,000 effective July 16, 2021, the closing date of the business combination, and further increased from $375,000 to $425,000 effective April 1, 2022.

The base salary of our executive officers is generally determined and approved by its compensation committee of our board of directors in connection with the executive officer’s commencement of employment. The annual base salaries of our named executive officers are generally reviewed, determined and approved by our compensation committee periodically in order to compensate our named executive officers for the satisfactory performance of duties to us. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities.

Bonus Compensation

From time to time the board of directors or compensation committee may approve bonuses for our executive officers based on individual performance, company performance or as otherwise determined appropriate. In 2021 and 2022, Dr. Hariri was entitled to a target bonus equal to 75% of his base salary. In 2021, Mr. Haines was entitled to a target bonus equal to 40% of his salary, and in 2022, 50% of his base salary. In 2021, Mr. Beers was entitled to a target bonus equal to 40% of his base salary, and in 2022, 45% of his base salary. Our compensation committee and board did not approve any performance-based compensation for 2022.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. The board of directors is responsible for approving equity grants. As of the date of this proxy statement, stock option awards and RSU awards were the only form of equity awards we have granted to any of our executive officers.

We have historically used stock options, and more recently RSUs, as an incentive for long-term compensation to our executive officers because these are “at risk” as the realized value is dependent upon our stock price. Stock options allow our executive officers to profit from this form of equity compensation only if our stock price increases relative to the stock option’s exercise price, which exercise price is set at the fair market value of our common stock on the date of grant. RSUs provide the recipient with one share of our common stock at a designated issue date following the vesting of that unit, without the payment of an exercise price or other cash consideration for the issued share. We may grant equity awards at such times as our board of directors determines appropriate. Our executives generally are awarded an initial grant in the form of a stock option (and since the business combination, RSUs) in connection with their commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

All stock options prior to the July 2021 business combination were granted pursuant to Legacy Celularity’s Amended and Restated 2017 Equity Incentive Plan, or the 2017 Plan. We now grant equity incentive awards under our 2021 Equity Incentive Plan, or the 2021 Plan.

All options are granted with an exercise price per share that is no less than the fair market value of our Class A common stock on the date of grant of such award. Stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events. RSUs generally vest over a four-year period, with 25% vesting on the one-year anniversary of the grant date, and the remainder vesting in equal annual installments thereafter so that vested in full on the four-year anniversary of the grant date. At times, the board of directors may approve exceptions to our standard RSU vesting terms. Any unvested shares will generally be forfeited upon termination of services. The fair value of an RSU is equal to the fair market value price of our Class A common stock on the date of grant. Annual grants to our executive officers are comprised of a mix of 2/3 stock options and 1/3 RSUs. See “— Outstanding Equity Awards at Fiscal Year-End.”

Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control

Each of our named executive officers has entered into an agreement setting forth the terms of their employment with us, all of which are filed as exhibits to the 2022 Annual Report. The material terms of each of these agreements are described below. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, please see the descriptions below that summarize the potential payments provided for in their respective employment agreements.

Robert J. Hariri, M.D., Ph.D.

We entered into an employment agreement with Dr. Hariri effective upon the July 2021 closing of the business combination, setting forth the terms of Dr. Hariri’s employment as our Chief Executive Officer. The employment agreement incorporates our Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Dr. Hariri signed in connection with the employment agreement.

Pursuant to the employment agreement, Dr. Hariri is entitled to an initial annual base salary of $1,200,000. Dr. Hariri’s employment agreement also provides for an annual target bonus of up to 75% of his base salary. Receipt of an annual bonus is subject to the achievement of individual and company-wide annual performance goals, as set by us and confirmed by our board of directors. Dr. Hariri is eligible for, and has received, grants of equity awards under our equity compensation plans. Dr. Hariri’s employment agreement provides that he is eligible to participate in our standard benefit plans maintained for the benefit of our similarly situated employees.

Under Dr. Hariri’s employment agreement, if he resigns for “good reason” or we terminate Dr. Hariri’s employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of Dr. Hariri’s death or disability), and if such termination or resignation is not in connection with a “change in control” (as defined in the 2021 Plan), then Dr. Hariri will be eligible to receive (i) continued payment of his base salary for 24 months following the termination (less applicable tax withholdings), (ii)

COBRA premium coverage for up to 18 months, (iii) a prorated bonus for the year of termination paid in a lump sum, and (iv) 24 months’ of accelerated vesting of Dr. Hariri’s unvested time-based equity awards. As a condition to receiving the foregoing severance benefits, Dr. Hariri must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Hariri’s employment agreement, if he resigns for “good reason” or we terminate Dr. Hariri’s employment without “cause”, and excluding a termination on account of Dr. Hariri’s death or disability), and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control”, then Dr. Hariri will be eligible to receive (i) continued payment of his base salary for 36 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 18 months, (iii) 100% of his target bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of Dr. Hariri’s unvested equity awards. As a condition to receiving the foregoing severance benefits, Dr. Hariri must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Hariri’s employment agreement, if payments and benefits payable to Dr. Hariri in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will equal an amount determined by us in good faith to be the maximum amount that may be provided to Dr. Hariri so that the Section 4999 excise tax does not apply, or the largest portion of the payments after taking into account all applicable taxes, whichever results in Dr. Hariri receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Dr. Hariri’s employment agreement, if Dr. Hariri is terminated on account of his death or “disability” (as defined in the employment agreement), then Dr. Hariri (or his legal representatives, in the event of his death) will be eligible to receive a prorated bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Dr. Hariri (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by us.

John Haines

We entered into an employment agreement dated as of the Closing Date, setting forth the terms of Mr. Haines’s employment as our Chief Operating Officer, which was amended and restated in its entirety effective as of April 1, 2022. Such amended and restated employment agreement is applicable to Mr. Haines’s current role as our Chief Administrative Officer. The employment agreement incorporates our Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Mr. Haines signed in connection with the employment agreement.

Pursuant to the employment agreement, Mr. Haines was entitled to an initial annual base salary of $445,000 (which was increased to $500,000 in October 2022 in connection with his promotion to Chief Administrative Officer). Mr. Haines’s employment agreement also provided for an initial annual target bonus of up to 40% (increased to 50% in October 2022) of his base salary. Receipt of an annual bonus is subject to the achievement of individual and company-wide annual performance goals, as set by us and confirmed by our board of directors. Mr. Haines is eligible for, and has received grants of equity awards, under the equity compensation plans as approved by our board of directors. Mr. Haines’ employment agreement provides that he is eligible to participate in our standard benefit plans maintained for the benefit of our similarly situated employees.

Under Mr. Haines’s employment agreement, if he resigns for “good reason” or we terminate Mr. Haines’s employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of Mr. Haines’s death or disability), and if such termination or resignation is not in connection with a

“change in control” (as defined in the 2021 Plan), then Mr. Haines will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) a prorated bonus for the year of termination paid in a lump sum, and (iv) 12 months’ of accelerated vesting of Mr. Haines’s unvested time-based equity awards. As a condition to receiving the foregoing severance benefits, Mr. Haines must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Haines’s employment agreement, if he resigns for “good reason” or we terminate Mr. Haines’s employment without “cause”, and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control”, then Mr. Haines will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) 100% of his target bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of Mr. Haines’s unvested equity awards. As a condition to receiving the foregoing severance benefits, Mr. Haines must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Haines’s employment agreement, if payments and benefits payable to Mr. Haines in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will equal an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Haines so that the Section 4999 excise tax does not apply, or the largest portion of the payments after taking into account all applicable taxes, whichever results in Mr. Haines receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Mr. Haines’s employment agreement, if Mr. Haines is terminated on account of his death or “disability” (as defined in the employment agreement), then Mr. Haines (or his legal representatives, in the event of his death) will be eligible to receive a prorated bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Mr. Haines (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by us.

David Beers

We entered into an employment agreement with Mr. Beers effective upon the July 2021 closing of the business combination setting forth the terms of Mr. Beers’ employment as our Chief Financial Officer, which was amended and restated in its entirety effective as of April 1, 2022. The employment agreement incorporates our Employee Confidential Information, Inventions, Non-Solicitation and Non-Competition Agreement, which Mr. Beers signed in connection with the employment agreement.

Pursuant to the employment agreement, Mr. Beers was entitled to an initial annual base salary of $375,000 (which was increased to $425,000 in April 2022). Mr. Beers’s employment agreement also provided for an initial annual target bonus of up to 40% (increased to 45% in April 2022) of his base salary. Receipt of an annual bonus is subject to the achievement of individual and company-wide annual performance goals, as set by us and confirmed by our board of directors. Mr. Beers is eligible for, and has received grants of equity awards, under the equity compensation plans as approved by our board of directors. Mr. Beers’ employment agreement provides that he is eligible to participate in our standard benefit plans maintained for the benefit of our similarly situated employees.

Under Mr. Beer’s employment agreement, if he resigns for “good reason” or we terminate Mr. Beers’s employment without “cause” (each as defined in the employment agreement, and excluding a termination on account of Mr. Beers’s death or disability), and if such termination or resignation is not in connection with a

“change in control” (as defined in the 2021 Plan), then Mr. Beers will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) a prorated bonus for the year of termination paid in a lump sum, and (iv) 12 months’ of accelerated vesting of Mr. Beers’s unvested time-based equity awards. As a condition to receiving the foregoing severance benefits, Mr. Beers must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Beers’s employment agreement, if he resigns for “good reason” or we terminate Mr. Beers’s employment without “cause”, and if such termination or resignation occurs within three months prior to or within 12 months following the effective date of a “change in control”, then Mr. Beers will be eligible to receive (i) continued payment of his base salary for 12 months following the termination (less applicable tax withholdings), (ii) COBRA premium coverage for up to 12 months, (iii) 100% of his target bonus for the calendar year of termination paid in a lump sum, and (iv) full acceleration of the vesting of Mr. Beers’s unvested equity awards. As a condition to receiving the foregoing severance benefits, Mr. Beers must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Beers’s employment agreement, if payments and benefits payable to Mr. Beers in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will equal an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Beers so that the Section 4999 excise tax does not apply, or the largest portion of the payments after taking into account all applicable taxes, whichever results in Mr. Beers receiving the greater economic benefit on an after-tax basis notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Under Mr. Beers’s employment agreement, if Mr. Beers is terminated on account of his death or “disability” (as defined in the employment agreement), then Mr. Beers (or his legal representatives, in the event of his death) will be eligible to receive a prorated bonus for the year of termination paid in a lump sum. As a condition to receiving the foregoing payment, Mr. Beers (or his legal representatives, in the event of his death) must sign and not revoke a general release contained in a separation agreement in the form presented by us.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards for each of our named executive officers as of December 31, 2022. The table reflects both vested and unvested options and unvested stock awards.

Option Awards							Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Robert J. Hariri, M.D., Ph.D.	02/20/18	230,287		—	$2.87	02/20/28
	12/03/18	174,679		—	$3.88	12/03/28
	02/06/20	288,216	(1)	96,080	$3.70	02/06/30
	04/06/21	1,921,485		—	$10.21	04/06/31
	09/09/21	1,821,407	(2)	868,672	$10.23	09/09/31
	04/13/22	—	(1)	384,801	$10.16	04/13/32
	04/13/22	—		—	$—	—	131,234	$169,292

Option Awards							Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
John Haines	06/02/17	102,607		—	$0.28	06/02/27
	02/20/18	327,104		—	$2.87	02/20/28
	12/03/18	61,138		—	$3.88	12/03/28
	02/06/20	45,865	(1)	15,273	$3.70	02/06/30
	04/06/21	384,296		—	$10.21	04/06/31
	09/09/21	260,200	(2)	124,097	$10.23	09/09/31
	04/13/22	—	(1)	192,401	$10.16	04/13/32
	04/13/22	—		—	$—	—	65,617	$84,646
David Beers	05/07/20	380,142	(2)	157,873	$3.70	05/07/30
	04/06/21	76,859		—	$10.21	04/06/31
	09/09/21	104,079	(2)	49,639	$10.23	09/09/31
	04/13/22	—	(1)	120,251	$10.16	04/13/32
	04/13/22	—		—	$—	—	41,011	$52,904

(1)	25% vest at one year after grant, and monthly thereafter for three years.
(2)

50% is fully-vested as of the grant date; 50% is subject to time-based vesting over a four-year period from July 16, 2021, with 25% of this tranche vesting on the one-year anniversary of July 16, 2021, and the remainder vesting monthly thereafter so that vested in full on the four-year anniversary of July 16, 2021.

(3)

25% vest at one year after grant, and the remainder vesting in equal annual installments thereafter so that vested in full on the four-year anniversary of the grant date, and subject to continuous service on each vesting date.

(4)	Based on the $1.29 closing price of our Class A common stock on December 30, 2022, the last trading day of 2022.

Perquisites, Health, Welfare and Retirement Benefits

Our executive officers, during their employment with us, are eligible to participate in our employee benefit plans, including our medical, dental, group term life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. In addition, We provide a 401(k) plan to our employees, including our executive officers, as discussed in the section below entitled “—401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officer, except in limited circumstances. We do, however, pay the premiums for medical, dental, group term life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. The board of directors may elect to adopt qualified or nonqualified benefit plans in the future if we determine that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which is $20,500 for 2022 and $19,500 for 2021. Participants that are 50 years or older can also make “catch-up” contributions, which in each of calendar years 2022 and 2021 may be up to an additional $6,500 above the statutory limit. We currently make matching contributions into the 401(k) plan on behalf of participants. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. The board of directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if we determine that doing so is in our best interests.

Compensation Risk Assessment

Our board of directors is responsible for the oversight of our risk profile, including compensation-related risks. Our compensation committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. Our management, together with the compensation committee, reviews our compensation programs, including our executive compensation program, to determine if such programs create risks that are likely to have a material adverse effect on our company. We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information (Information as of December 31, 2022)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights(A)		Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(A))
Equity compensation plans approved by security holders.(1)	28,383,438	(2)	$4.82	(3)	18,497,956	(4)

(1)	The equity compensation plans approved by stockholders consist of the 2017 Plan, the 2021 Plan and the Celularity Inc. 2021 Employee Stock Purchase Plan, or the ESPP.
(2)	Includes 2,274,029 shares subject to RSUs that will entitle the holder to one share of common stock for each unit that vests over the holder’s period of continuous service.
(3)

The calculation does not take into account the 2,274,029 shares of common stock subject to outstanding RSUs. Such shares will be issued at the time the RSUs vest, without any cash consideration payable for those shares.

(4)

Consists of shares available for future issuance under the 2021 Plan and the ESPP. As of December 31, 2022, 15,115,658 shares of common stock were available for issuance under the 2021 Plan, and 3,382,298 shares of common stock were available for issuance under the ESPP. The 2021 Plan and ESPP each contain an “evergreen” provision, pursuant to which on January 1st of each year we automatically add 4% of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance to the 2021 Plan and lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, and (ii) 2,139,220 shares (100% of the initial share reserve) to the ESPP, provided that the our board of directors may authorize a lesser number in each case. Accordingly, effective January 1, 2023, 5,956,847 shares were added to the 2021 Plan reserve and 1,489,211 shares were added to the ESPP reserve.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

Sponsor Vesting Agreement

In connection with the closing of the business combination, GX Sponsor LLC, the sponsor of our company prior to consummation of the business combination, distributed to its members 7,087,500 shares of Class A common stock, and 7,000,000 warrants.

Following the distribution, the Sponsor and each member of Sponsor that received such shares in the distribution entered into vesting agreements pursuant to which 25% of the shares received by each such holder became subject to a restriction on transfer, with such shares being released from this transfer restriction on the first day that the volume weighted average price of the Class A common stock on Nasdaq is at or above $12.00 for 20 trading days over a 30 consecutive trading day period. Any such shares that do not vest by July 15, 2031 will be forfeited.

Each member of Sponsor that received shares in the distribution also entered into a lock-up agreement that expired in July 2022.

Related Party Financings

Series B Preferred Stock Financing—Warrants

In January 2021, we and Dragasac Limited, or Dragasac, a significant stockholder, amended an existing warrant to purchase 8,495,796 shares of Legacy Celularity Series B Preferred Stock, or the New Dragasac Warrant to add a cashless exercise provision and eliminate a provision that would have provided for expiration of the New Dragasac Warrant upon consummation of the July 2021 business combination. The portion of the New Dragasac Warrant that was unexercised prior to consummation of the business combination converted into warrants to purchase shares of our Class A common stock, with the exercise price and number of shares adjusted as per the exchange ratio and the terms of the merger agreement. Accordingly, the New Dragasac Warrant is now exercisable for 6,529,818 shares of our Class A common stock at an exercise price of $6.77 per share. Dragasac is an indirect subsidiary of Genting Berhad, a public limited liability company incorporated and domiciled in Malaysia. Lim Kok Thay, a current member of our board of directors, is the Chairman and Chief Executive of Genting Berhad.

In January 2021, we and Starr International Investments Ltd. or Starr International, a significant stockholder, amended an existing warrant to purchase 8,640,055 shares of Legacy Celularity Series B Preferred Stock, or the Starr Warrant, to add cashless exercise provisions following the consummation of the July 2021 business combination. Any portion of the Starr Warrant that was unexercised prior to the consummation of the business combination converted into warrants to purchase shares of our Class A common stock, with the expiration date, exercise price and number of shares adjusted as per the exchange ratio and the terms of the merger agreement. Accordingly, the Starr Warrant became exercisable for 6,640,694 shares of our Class A common stock at an exercise price of $7.53 per share.

On March 1, 2022, in order to induce Starr International to cash exercise such warrants in full, we amended and restated the Starr Warrant to, among other things, (i) reduce the exercise price per share to $3.50 per share, subject to adjustment as set forth therein, (ii) remove the transfer restrictions set forth therein, and (iii) make other changes reflecting the Business Combination. Immediately following the amendment and restatement of the Starr Warrant, Starr International exercised such warrants in full, for cash, for approximately $23.2 million, and we issued shares of our Class A common stock in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act to Starr International. Accordingly, the Starr Warrant is no longer issued and outstanding.

The following table summarizes purchases of Series B Preferred Stock and Series B Preferred Stock warrants by our directors and by holders of more than 5% of our capital stock and their affiliated entities. All shares of Series B Preferred Stock were exchanged for shares of our Class A common stock in the business combination, and the warrants that remain outstanding are now exercisable for shares of our Class A common stock.

Greater than 5% Stockholders	Series B Warrants		Series B Warrant Aggregate Exercise Price
Dragasac Limited	6,529,818	(1)	$44,206,867.86	(2)

(1)

Dragasac exercised in full the initial Dragasac warrant for 21,600,137 shares of Legacy Celularity Series B Preferred Stock and immediately prior to the closing of the Business Combination held the New Dragasac Warrant for 8,495,796 shares of Legacy Celularity Series B Preferred Stock, which is now exercisable for 6,529,818 shares of our Class A common stock.

(2)	Includes the aggregate exercise price of $6.77 per share.

Business Combination PIPE Subscription Agreements

In July 2021, certain significant stockholders or their affiliates (including Sorrento), Starr International and Dragasac, collectively, the Subscribers purchased an aggregate of 8,340,000 shares of Class A common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $83.4 million, pursuant to separate subscription agreements dated January 8, 2021. Pursuant to the subscription agreements, we agreed to provide the Subscribers with certain registration rights with respect to such shares.

March 2023 Securities Purchase Agreement

On March 20, 2023, we entered into a securities purchase agreement with two accredited investors, including our Chairman and Chief Executive Officer, Dr. Robert Hariri, providing for the private placement of (i) 9,381,841 shares of our Class A common stock and (ii) accompanying warrants to purchase up to 9,381,841 shares of our Class A common stock, or the PIPE Warrants, for $0.8343 per share and $0.125 per accompanying PIPE Warrant, for an aggregate purchase price of approximately $9.0 million (of which Dr. Hariri subscribed for $2.0 million). The closing of the private placement occurred on March 27, 2023 and was subject to the satisfaction of customary closing conditions. Each PIPE Warrant has an exercise price of $3.00 per share, is immediately exercisable, will expire on March 27, 2028 (five years from the date of issuance), and is subject to customary adjustments for certain transactions affecting our capitalization. The PIPE Warrants may not be exercised if the aggregate number of shares of Class A common stock beneficially owned by the holder thereof (together with its affiliates) would exceed the specified percentage cap provided therein (which may be adjusted upon 61 days advance notice) immediately after exercise thereof. We also entered into a registration rights agreement with the purchasers (including Dr. Hariri) whereby we agreed to register the resale of the shares of Class A common stock and the shares of Class A common stock issuable upon exercise of the PIPE Warrants, among other shares.

License and Other Agreements

Celgene License, Investment Rights and Contingent Value Rights Agreements

In August 2017, in connection with the Anthrogenesis Corporation acquisition, we entered into a license agreement with Celgene and we issued shares of our Series X Preferred Stock to Celgene as merger consideration and also entered into the CVR Agreement and investment rights agreement with Celgene. Celgene is a holder of more than 5% of our capital stock.

Pursuant to the Celgene license agreement, Celgene has (i) a worldwide, royalty-free, fully-paid up, non-exclusive license, without the right to grant sublicenses (other than to its affiliates), to certain of Anthrogenesis’ intellectual property for preclinical research purposes in all fields and (ii) a worldwide, royalty-free, fully-paid up, non-exclusive, sublicensable license to certain of Anthrogenesis’ intellectual property to develop, manufacture, commercialize and otherwise fully exploit products and services in connection with the construction of any CAR, the modification of any T-cells or NK cells to express such a CAR, and/or the use of such CARs or T-cells or NK cells for any purpose.

In addition, under the investment rights agreement as amended in March 2021, Celgene has the right to participate in any process in connection with a sale of our company. In addition, if at any time we cease to be subject to the reporting requirements of the Exchange Act (other than as a result of a change of control or other liquidation event), Celgene’s prior information rights and board observer rights will be reinstated.

Pursuant to the CVR Agreement, Legacy Celularity issued one CVR in respect of each share of its Series X Preferred Stock issued to Celgene in connection with the Anthrogenesis acquisition. On March 4, 2021, the parties entered into Amendment No. 1 to the CVR Agreement reflecting the parties’ agreement to separate the CVRs from the shares of Series X Preferred Stock. Accordingly, in light of the July 2021 consummation of the business combination, the CVRs may be sold, assigned and transferred apart from the shares of Series X Preferred Stock, which converted into Class A common stock at the closing of the business combination.

The CVR Agreement entitles the holders of the CVRs to an aggregate amount, on a per program basis, of $50 million in regulatory milestones and an aggregate $125 million in commercial milestone payments with respect to certain of our investigational therapeutic programs, which would include the current CYNK-001, CYNK-101, and PDA-002 pipeline candidates and the legacy PDA-001 program (certain placenta-derived adherent cells, proprietary to Anthrogenesis, that are formulated for intravenous delivery, with respect to PDA-001 that is no longer in development. Such payments under the CVR Agreement also expressly cover PNK-007 (which includes certain NK cells proprietary to Anthrogenesis, produced by a process proprietary to Anthrogenesis as of the closing of the Anthrogenesis transaction) and certain PNK-007 cells with a genetic modification (but not including NK cells with a chimeric receptor, including a CAR), along with any derivatives, parts, subparts, or progeny of any of the foregoing, or any therapeutic based or derived (in whole or in part) on certain related development programs as they existed as of the closing of the Anthrogenesis transaction. Accordingly, as we expand our NK cell type franchise into new indications and, as a general matter, because these payments are not payable until a later stage of development, we expect to continue to evaluate its present and future therapeutic candidates as they develop and evolve in light of the specific terms in the CVR Agreement to determine the specific products on which such amounts will be payable. In addition, with respect to each such program and calendar year, the CVR holders will be entitled to receive a royalty equal to a mid-teen percentage of the annual net sales for such program’s therapeutics from the date of the first commercial sale of such program’s therapeutic in a particular country until the latest to occur of the expiration of the last to expire of any valid patent claim covering such program therapeutic in such country, the expiration of marketing exclusivity with respect to such therapeutic in such country, and August 2027 (i.e., the tenth anniversary of the closing of the acquisition of Anthrogenesis).

Consulting Agreements

Effective August 31, 2022, Dr. Pecora resigned as our President, and subsequently entered into a consulting agreement dated September 21, 2022, to receive a $10,000 monthly fee for an initial six-month term, which agreement will be automatically renewed for one additional six-month term if either party does not provide notice of non-renewal. Simultaneously, we entered into a new Scientific Advisory Board Agreement, effective as of September 1, 2022, whereby Dr. Pecora agreed to serve as co-chair of our scientific and clinical advisory board for a $10,000 monthly fee and a one-time grant of RSUs having a value of $125,000 on the grant date and will vest equally over four years. The advisory board agreement has a one-year term and may be renewed for successive one-year terms upon mutual agreement of both parties. We paid Dr. Pecora total fees of $80,000 and $390,000 for the years ended December 31, 2022 and 2021, respectively. The consulting agreement was early terminated effective January 14, 2023.

Advisory Agreement with Robin L. Smith M.D.

In August 2022, we entered into an advisory agreement with Robin L. Smith, M.D., a member of our board of directors, to receive $20,000 per month for advisory fees, an equity grant for a total amount of 1,050,000 stock options with the initial tranche of 250,000 stock options vesting upon execution of the advisory agreement and the remaining shares subject to vesting upon achievement of certain predefined milestones. On November 1, 2022, the second tranche of stock options vested upon achievement of the first milestone. The agreement also provides for a one-time cash bonus of $1,500,000 upon the successful achievement of the trigger event, as defined in the agreement. We paid advisory fees of $80,000 for the year ended December 31, 2022.

CURA Foundation Charitable Grants

During the years ended December 31, 2022 and 2021, we made a grant of $0 and $500,000, respectively, to the CURA Foundation in support of the International Vatican. Dr. Robin L. Smith, a member of our board of directors, is the president and chairperson of the board of the CURA Foundation.

Employment of an Immediate Family Member

Alexandra Hariri, the daughter of Robert J. Hariri, M.D., Ph.D., our Chairman and Chief Executive Officer, is employed by us as an Executive Director, Corporate Strategy & Business Development. For each of the years ended December 31, 2022 and 2021, Ms. Hariri’s base salary was $216,300 and $210,000 per year, respectively. Ms. Hariri has received and continues to be eligible to receive a bonus, equity awards and benefits on the same general terms and conditions as applicable to unrelated employees in similar positions.

Matthew Pecora, the son of Andrew Pecora, M.D., our former President and a member of our Scientific Advisory Board, a former member of the Legacy Celularity Board, was employed by us as Manager, Clinical Supply Chain, until he terminated his employment with us in April 2021. For the year ended December 31, 2021, Mr. Pecora earned $121,275 in base salary and bonus.

Employment Agreements

We entered into amended and restated employment agreements with each of our executive officers upon the closing of the July 2021 business combination, and have further amended and restated certain of these employment agreements in 2022. These agreements superseded the prior change in control severance agreements. See “Executive Compensation—Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control” for a description of the terms of the employment agreements with our named executive officers.

Stock Options and RSUs Granted to Executive Officers and Directors

We have granted stock options and RSUs to our executive officers and directors, each as more fully described in “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” and “Executive Compensation—Agreements with Named Executive Officers and Potential Payments Upon Termination of Employment or Change in Control” respectively.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Transactions with Related Parties

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-party transactions.” A “related-party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related party” are participants involving an amount that exceeds the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee, consultant or director will be considered pre-approved related-party transactions by the audit committee under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-party transaction, management must present information regarding the proposed related-party transaction to the audit committee (or, where review by the audit committee would be inappropriate, to another independent body of the board of directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-party transactions, our audit committee or another independent body of our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary, telephone: (908) 768-2170. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than January 2, 2024. However, if the date of the 2024 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary. We also encourage you to submit any such proposals via email to John.Haines@celularity.com.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2024 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 15, 2024 and no later than March 16, 2024. Stockholder proposals and the required notice should be addressed to Celularity Inc., 170 Park Ave., Florham Park, New Jersey 07932, Attention: Corporate Secretary.

In addition to the requirements set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination at an annual meeting of stockholders. Such notice must comply with the additional requirements of Rule 14a-19(b).

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By order of the Board of Directors,

/s/ Robert J. Hariri, M.D., Ph.D.
Robert J. Hariri, M.D., Ph.D.
Chief Executive Officer
Florham Park, New Jersey
May 1, 2023

APPENDIX A

PRE-PAID ADVANCE AGREEMENT

THIS PRE-PAID ADVANCE AGREEMENT (this “Agreement”) dated as of September 15, 2022 is made by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and CELULARITY INC., a company incorporated under the laws of the State of Delaware (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall have the right to purchase from the Company, from time to time as provided herein, and the Company shall issue and sell to the Investor, up to $150.0 million of the Company’s shares of Class A common stock, par value $0.0001 per share (the “Common Shares”); and

WHEREAS, the Common Shares are listed for trading on the Nasdaq Capital Market under the symbol “CELU;” and

WHEREAS, the offer and sale of the Common Shares issuable hereunder will be registered on the Company’s registration statement on Form S-3 (file No. 333-266786) under Section 5 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

Section 1.01 “Advance” shall mean any purchase by the Investor of Advance Shares from the Company pursuant to this Agreement.

Section 1.02 “Advance Shares” shall mean the Common Shares that the Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, hereunder.

Section 1.03 “Agreement” shall have the meaning set forth in the preamble of this Agreement.

Section 1.04 “Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

Section 1.05 [Reserved].

Section 1.06 “Closing” shall have the meaning set forth in Section 3.02.

Section 1.07 “Commitment Amount” shall mean $150,000,000 of Common Shares, provided that, the Company shall not affect any sales under this Agreement and the Investor shall not purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement (or any other transaction that is integrated with this Agreement) would exceed 19.9% of the outstanding Common Shares as of the date of this Agreement (the “Exchange Cap”) provided further that, the Exchange Cap will not apply (a) if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market or (b) as to any Advance, if the Purchase Price of Shares in respect of such Advance equals or exceeds $2.36 per share (which represents the lower of (i) the Nasdaq Official Closing Price on the Trading Day immediately preceding the date of this Agreement; or (ii) the average Nasdaq Official Closing Price for the five Trading Days immediately preceding the date of this Agreement).

Section 1.08 “Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 10.01.

Section 1.09 “Common Shares” shall have the meaning set forth in the recitals of this Agreement.

Section 1.10 “Company” shall have the meaning set forth in the preamble of this Agreement.

Section 1.11 “Company Indemnitees” shall have the meaning set forth in Section 6.02.

Section 1.12 “Compulsory Advance(s)” shall have the meanings set forth in Section 3.01(h).

Section 1.13 “Environmental Laws” shall have the meaning set forth in Section 5.13.

Section 1.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.15 “Exchange Cap” shall have the meaning set forth in the definition of Commitment Amount.

Section 1.16 “Floor Price” means $0.75 per share.

Section 1.17 “Hazardous Materials” shall have the meaning set forth in Section 5.13.

Section 1.18 “Indemnified Liabilities” shall have the meaning set forth in Section 6.01.

Section 1.19 “Investor” shall have the meaning set forth in the preamble of this Agreement.

Section 1.20 “Investor Indemnitees” shall have the meaning set forth in Section 6.01.

Section 1.21 “Initial Registration Statement” shall have the meaning set forth in Section 7.01(a).

Section 1.22 “Market Price” shall have the meaning set forth in Section 1.39.

Section 1.23 “Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.24 “Material Outside Event” shall have the meaning set forth in Section 7.07.

Section 1.25 “Maturity Date” shall have the meaning set forth in Section 2.03(b).

Section 1.26 “Maximum Advance Amount” in respect of each Request means $40.0 million (or such greater amount that the parties may mutually agree), provided that the amount of such Request shall not cause the aggregate of all Pre-Paid Advances to exceed the Commitment Amount.

Section 1.27 “Nasdaq Official Closing Price” means the closing price of a Common Share as reported on the “Historical NOCP” section of the web site Nasdaq.com.

Section 1.28 “OFAC” shall have the meaning set forth in Section 5.28.

Section 1.29 “Ownership Limitation” shall have the meaning set forth in Section 3.01(b)(i).

Section 1.30 “Payment Premium” means, (i) in respect of Section 2.03(c), 5% of the principal amount being paid, and (ii) in respect of Section 2.03(d), (A) 2.5% of the principal amount being paid, if such payment is made on or before November 1, 2022, and (B) 5% of the principal amount being paid, if such payment is made after November 1, 2022.

Section 1.31 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.32 “Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares.

Section 1.33 “Pre-Advance Date” shall have the meaning set forth in Section 2.01.

Section 1.34 “Pre-Paid Advance” shall have the meaning set forth in Section 2.01.

Section 1.35 “Principal Market” shall mean the Nasdaq Capital Market; provided however, that in the event the Company’s Common Shares are ever listed or traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Market, or the Nasdaq Global Select Market, then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Shares are then listed or traded.

Section 1.36 “Prospectus” means any prospectus (including, without limitation, all amendments and supplements thereto) used in connection with a Registration Statement.

Section 1.37 “Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including, without limitation, any Prospectus Supplement to be filed in accordance with Section 7.01 hereof.

Section 1.38 “Purchase Notice” shall have the meaning set forth in Section 3.01(a).

Section 1.39 “Purchase Notice Date” shall mean each date the Investor delivers to the Company a Purchase Notice.

Section 1.40 “Purchase Price” shall mean a price per share equal to the lower of (a) with respect to each Pre-Paid Advance, 135% of the VWAP on the Trading Day immediately prior to the Pre-Advance Date with respect to such Pre-Paid Advance (the “Fixed Price”) and (b) 95% of the lowest VWAP during the 3 consecutive Trading Days immediately prior to the Purchase Notice Date (the “Market Price”), but in either case not lower than the Floor Price, and provided that the Investor may elect to use the Fixed Price at any time.

Section 1.41 “Registration Statement” shall mean the Initial Registration Statement or another registration statement on a form promulgated by the SEC for which the Company then qualifies for the registration of the offer and sale of the Shares to be offered and sold by the Company to the Investor and the resale of such Shares by the Investor, as the same may be amended and supplemented from time to time and including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act and any successor registration statement filed by the Company with the SEC under the Securities Act on a form promulgated by the SEC for which the Company then qualifies and which form shall be available for the registration of the transactions contemplated hereunder.

Section 1.42 “Request” shall have the meaning set forth in Section 2.01.

Section 1.43 “Sanctions” shall have the meaning set forth in Section 5.28.

Section 1.44 “Sanctioned Countries” shall have the meaning set forth in Section 5.28.

Section 1.45 “SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.46 “SEC Documents” shall have the meaning set forth in Section 5.05.

Section 1.47 “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.48 “Shares” shall mean the Common Shares to be issued from time to time hereunder pursuant to an Advance.

Section 1.49 “Subsidiaries” shall have the meaning set forth in Section 5.01.

Section 1.50 “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.51 “Transaction Documents” shall have the meaning set forth in Section 5.02.

Section 1.52 “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Common Shares either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Shares at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares (including, without limitation, any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (ii) enters into any agreement, including but not limited to an “equity line of credit” or other continuous offering or similar offering of Common Shares. For the avoidance of doubt, nothing herein shall limit the Company’s ability to enter into, and the Company shall be permitted to enter into any agreement, providing for an “at the market offering” or other continuous offering or similar offering of Common Shares with a registered broker/dealer (collectively, an “ATM Agreement”), whereby the Company may sell Common Shares at a future determined price.

Section 1.53 “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P.

Article II. Pre-Paid Advances

Section 2.01 Request for Pre-Paid Advance. The parties hereby agree that the Company may, at any time and from time to time during the Commitment Period, and subject to Section 2.02 below, request a Pre-Paid Advance in an amount not to exceed the Maximum Advance Amount from the Investor by providing a written notice of such request to the Investor (the “Request”). The closing of each Pre-Paid Advance shall take place on or before the third business day following the date of such Request, or such earlier date as may be agreed by the Investor (the date of the closing of each Pre-Paid Advance shall be referred to as the “Pre-Advance Date”). On each Pre-Advance Date the Investor shall pay to the Company an amount equal to 98% of the amount of the Pre-Paid Advance set forth in such Request in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested.

Section 2.02 Each Pre-Paid Advance. Each Pre-Paid Advance shall be subject to the mutual consent of the parties, provided however, the parties hereby agree that the Company shall be deemed to have delivered a Request for the initial Pre-Paid Advance in an amount equal to $40.0 million and the Investor agrees to accept the initial Pre-Paid Advance. The parties hereby agree that the Pre-Advance Date for the initial Pre-Paid Advance shall be the date hereof. In connection with each Pre-Paid Advance, the Investor shall have received a closing statement in the form of Exhibit B, duly executed by an officer of the Company, setting forth wire transfer instructions of the Company for the payment of the amount of the Pre-Paid Advance and the amount to be paid by the Investor, which shall be 98% of the amount of the Pre-Paid Advance.

Section 2.03 Company’s Pre-Paid Advance Obligations.

(a)

Interest. Interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate of 6%, provided however, for so long as any Event of Default has occurred and remains uncured, interest shall accrue on the outstanding balance of any Pre-Paid Advance at an annual rate of 15%. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(b)

Maturity. The Company shall pay to the Investor an amount in cash representing any amount of a Pre-Paid Advance that remains outstanding, plus any accrued and unpaid interest thereon, on the date that is 12 months following the Pre-Advance Date of each Pre-Paid Advance, unless otherwise agreed by the parties (the “Maturity Date”).

(c)

Triggering Event. If, any time after the Pre-Advance Date in respect of any Pre-Paid Advance, and from time to time thereafter, (i) the VWAP is less than the Floor Price for at least five (5) Trading Days during a period of seven (7) consecutive Trading Days, or (ii) the Company has issued substantially all of the Common Shares available under the Exchange Cap (the last such day of each such occurrence, a “Triggering Date”), then the Company shall make monthly repayments of amounts outstanding under such Pre-Paid Advance beginning on the 5th Trading Day after the Triggering Date and continuing on the same day of each successive calendar month until the entire amount of such Pre-Paid Advance balance shall have been paid or until the payment obligation ceases in accordance with this section. Each monthly payment shall be in an amount equal to the sum of (i) $6.0 million, (ii) the Payment Premium in respect of such amount, and (iii) all outstanding accrued and unpaid interest in respect of such Pre-Paid Advance as of each payment date. The obligation of the Company to make monthly payments hereunder shall cease (with respect to any payment that has not yet come due) if any time after the Triggering Date (i) the Exchange Cap no longer applies, and (ii) the VWAP is greater than the 110% of the Floor Price for a period of five (5) consecutive Trading Days, unless a subsequent Triggering Date occurs.

(d)

Right of Prepayment. The Company at its option shall have the right, but not the obligation, to repay (“Optional Prepayment”) early a portion or all amounts outstanding under a Pre-Paid Advance in cash in the Prepayment Amount (as defined below) as described in this Section; provided that (i) at the time of the Prepayment Notice (as defined below), the daily VWAP is less than the Fixed Price at the time of such Prepayment Notice and (ii) the Company provides the Investor with at least 10 Trading Days’ prior written notice (each, a “Prepayment Notice”) of its desire to exercise an Optional Prepayment. Each Prepayment Notice shall be irrevocable and shall specify the outstanding balance of the Pre-Paid Advance to be prepaid and the applicable Payment Premium. The “Prepayment Amount” shall be an amount equal to the outstanding principal balance being prepaid by the Company, plus the applicable Payment Premium, plus all accrued and unpaid interest on the outstanding balance. After receipt of a Prepayment Notice, the Investor shall have 10 Trading Days to elect to deliver Purchase Notices to the Company in respect of any portion of the Pre-Paid Advance outstanding. On the 11th Trading Day after the Prepayment Notice, the Company shall deliver to the Investor the Prepayment Amount with respect to the principal amount prepaid after giving effect to Purchase Notices delivered during the applicable notice period.

(e)

Events of Default. An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(i)

the Company’s failure to pay to the Investor any amount of Pre-Paid Advances or other amounts when and as due and payable hereunder and such failure is not cured within 5 days following the Investor’s written notice to such effect;

(ii)

the Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences, or there shall be commenced against the Company or any subsidiary of the Company, any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company, in each case which remains un-dismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt pursuant to a final, non-appealable order; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues un-discharged or un-stayed for a period of 61 days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall admit in writing that it is unable to pay its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)

the Company is a party to any agreement memorializing (1) the consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the ordinary shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding ordinary shares of the Company are exchanged for, converted into or constitute solely the right to receive, cash, securities or other property, (2) a consolidation or merger in which the Company is not the surviving corporation, or (3) a sale, assignment, transfer, conveyance or other disposal of all or substantially all of the properties or assets of the Company to another person or entity not affiliated with or under the control of the Company (each of (1), (2) and (3) a “Change in Control”) unless in connection with such Change in Control, the outstanding balance of all Pre-Paid Advances hereunder, and any other amounts owed will be paid in full or the Investor consents to such Change in Control;

(iv)

the Company’s (A) failure to deliver the required number of Common Shares to the Investor (I) before the applicable Share Delivery Date, or (II) in the instance of a delay due to extenuating circumstances not attributable to the Company, no later than the end of the Business Day immediately following the Share Delivery Date, or (B) notice, written or oral, to the Investor, including by way of public announcement, at any time, of its intention not to comply with a Purchase Notice;

(v)	The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined herein) within five (5) Business Days after such payment is due;

(vi)	the Company or any subsidiary of the Company shall default in any of its obligations under any debenture or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or whether or not secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $1,500,000, whether such indebtedness now exists or shall hereafter be created and such default is not cured within five (5) Business Days;

(vii)

the Common Shares shall cease to be quoted or listed for trading, fail to have a bid price or VWAP, or fail to maintain a trading market on any Primary Market or otherwise have been suspended or delisted by the SEC, the Nasdaq, or FINRA; or

(viii)	the Company shall fail to observe or perform any material covenant, agreement or warranty contained herein.

During the time that any portion of a Pre-Paid Advance is outstanding, if any Event of Default has occurred, the full amount outstanding under the Pre-Paid Advances and the Redemption Premium, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become at the Investor’s election given by notice pursuant to Article XI, immediately due and payable in cash. Furthermore, in addition to any other remedies, the Investor shall have the right (but not the obligation) to submit Purchase Notices (and Advances hereunder) (subject to the limitations set out in Section 3.01(b)(i) and Section 3.01(b)(ii)) at any time after (x) an Event of Default or (y) the Maturity Date at the Purchase Price. The Investor need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than required notice of purchase) and the Investor may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Investor at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Article III. Investor’s Advances

Section 3.01 Advances; Mechanics. Upon the terms and subject to the conditions of this Agreement, during the Commitment Period, the Investor, at its sole discretion, shall have the right, but not the obligation, to purchase from the Company, and the Company shall issue and sell to the Investor, Common Shares by the delivery to the Company of Purchase Notices as provided herein.

(a)

Purchase Notice. At any time during the Commitment Period, provided that there is an outstanding balance under a Pre-Paid Advance, the Investor may, by providing written notice to the Company in the form set forth herein as Exhibit A attached hereto (a “Purchase Notice”) require the Company to issue and sell Shares to the Investor, in accordance with the following provisions:

(i)

The Investor shall, in each Purchase Notice, select the amount of the Advance, in its sole discretion, and the timing of delivery; provided that the amount of the Advance shall not exceed the balance owed under all Pre-Paid Advances outstanding on the date of delivery of the Purchase Notice, or result in the Investor exceeding the Advance Limitations set forth in Section 3.01(b).

(ii)	Each Purchase Notice shall be delivered in accordance with the instructions set forth at the bottom of Exhibit A.

(iii)

Each Purchase Notice shall set forth the amount of the Advance requested, the number of Shares to be issued by the Company and purchased by the Investor, the Market Price (along with a report by Bloomberg, L.P. indicating the relevant VWAP used in calculating the Market Price), the Purchase Price, the aggregate amount of accrued and unpaid interest of the Pre-Paid Advance (if any) as of the Purchase Notice Date that shall be offset by the issuance of Shares, the aggregate amount of principal of the Pre-Paid Advance as of the Purchase Notice Date that shall be offset by the issuance of Shares, and the total amount of the Pre-Paid Advance that shall be outstanding following the Closing of the Advance.

(b)	Advance Limitations.

(i)

Ownership Limitation; Commitment Amount. In no event shall the number of Common Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Common Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its affiliates (on an aggregated basis) to exceed 4.99% of the then outstanding voting power or number of Common Shares (the “Ownership Limitation”). Upon the written request of the Investor, the Company shall promptly (but no later than the next business day on which the transfer agent for the Common Shares is open for business) confirm orally or in writing to the Investor the number of Common Shares then outstanding and upon the written request of the Company, the Investor will inform the Company of the amount of shares the Investor and its affiliates beneficially own as of the date of such request.

(ii)	Exchange Limitation. In no event shall an Advance cause the number of Shares to exceed the Exchange Cap, to the extent applicable.

(iii)

Limitation on Advance Amount. The Investor agrees that, except as set forth below, (A) it shall not submit a Purchase Notice requesting an Advance in respect of the initial Pre-Paid Advance prior to November 14, 2022 (the “Advance Start Date”), (B) it shall not submit Purchase Notices requesting Advances of more than $6.0 million in respect of the initial Pre-Paid Advance (x) during the period beginning at 12:01 a.m. on the Advance Start Date and ending at 11:59 p.m. on the date that is 30 days following the Advance Start Date, and (y) during each successive 30 day period immediately following the conclusion of the prior period. The limitations agreed by the Investor in this Section 3.01(b)(iii) shall not apply (i) at any time upon the occurrence and during the continuance of an Event of Default and (ii) with respect to any Purchase Notice requesting an Advance utilizing a price per share equal to the Fixed Price. The foregoing limitations in this subsection may be waived with the prior written consent of the Company.

(c)

Company’s Obligations to Deliver Common Shares to Investor. On or before the third (3rd) Business Day following the date of receipt of a Purchase Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates of Common Stock and provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Investor shall be entitled to the Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian (DWAC) system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Purchase Notice, a certificate, registered in the name of the Investor or its designee, for the number of shares of Common Stock to which the Investor shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the SEC. The Person or Persons entitled to receive the shares of Common Stock issuable hereunder shall be treated for all purposes as the record Investor or holders of such shares of Common Stock upon the transmission of a Purchase Notice.

(d)

Company’s Failure to Timely Delivery Shares. If within three (3) Trading Days after the Company’s receipt of a copy of a Purchase Notice the Company shall fail to issue and deliver a certificate to the Investor or credit the Investor’s balance account with DTC for the number of shares of Common Stock to which the Investor is entitled pursuant to such Purchase Notice (a “Delivery Failure”), and if on or after such date the Investor purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of any sale made by the Investor in reliance on the Purchase Notice and the timely delivery of Shares thereunder (such purchase, a “Buy-In”, provided that the number of shares purchased shall not exceed the number of shares specified in the applicable Purchase Notice), then the Company shall, within three (3) Business Days after the Investor’s request and in the Investor’s discretion, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price

(including brokerage commissions and other reasonable and documented out of pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Investor a certificate or certificates representing such Common Stock and pay cash to the Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Nasdaq Official Closing Price on the Purchase Notice Date.

(e)	Book-Entry. The Investor and the Company shall maintain records showing the outstanding balance of the Pre-Paid Advances (as well as the number of shares issued pursuant to Purchase Notices).

(f)

Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s delivery of a valid Purchase Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Shares pursuant to such Purchase Notice in accordance with the terms of this Agreement and (i) subject to Applicable Laws and (ii) subject to Section 4.09 (Trading Activities), the Investor may sell such Shares.

Section 3.02 Closings. The closing of each Advance and each sale and purchase of Advance Shares (each, a “Closing”) shall take place as soon as practicable on or after each Purchase Notice Date in accordance with the procedures set forth below:

(a)

Promptly after receipt of a Purchase Notice with respect to each Advance (and, in any event, not later than one Trading Day after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of Shares to be purchased by the Investor (as set forth in the Purchase Notice) by crediting the Investor’s account or its designee’s account at The Depository Trust Company through its DWAC system or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such notification, the Investor shall pay to the Company the aggregate purchase price of the Shares (as set forth in the Purchase Notice) by offsetting the amount of the aggregate purchase price of the Shares to be paid by Investor against an equal amount outstanding under a Pre-Paid Advance (first towards accrued and unpaid interest, if any, and then towards outstanding principal as shown in such Purchase Notice). No fractional shares shall be issued, and any fractional amounts shall be rounded to the nearest whole number of shares. To facilitate the transfer of the Common Shares by the Investor, the Common Shares will not bear any restrictive legends so long as there is an effective registration statement covering such Common Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Common Shares in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

(b)

In connection with each Closing, each of the Company and the Investor shall deliver to the other all documents, instruments and writings expressly required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 3.03 Hardship. In the event the Investor sells Common Shares of the Company after delivery of a Purchase Notice and the Company fails to perform its obligations as mandated in Section 3.01(c), the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article VI hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 3.04 Completion of Sales Pursuant to the Registration Statement. The Company will be under no further obligation to maintain the effectiveness of the Registration Statement after the earlier to occur of (a) the date on which the Investor has purchased the full Commitment Amount, all Pre-Paid Advances have been fully repaid or the Investor has completed the subsequent sale of all Shares issued hereunder pursuant to such Pre-Paid Advance (Investor agrees to notify the Company when all subsequent sales are completed) and (b) the 90th day following the termination of this Agreement in accordance with its terms.

Article IV. Representations and Warranties of Investor

The Investor hereby makes the following representations, warranties and covenants to the Company:

Section 4.01 Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, including all transactions contemplated, and to purchase or acquire Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 4.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 4.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

Section 4.04 Investment Purpose. The Investor is acquiring the Common Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with, or pursuant to, a registration statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Shares. The Investor is acquiring the Shares hereunder in the ordinary course of its business.

Section 4.05 Accredited Investor. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 4.06 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 4.07 Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 4.08 No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) hedging transaction, which establishes a net short position with respect to the Common Shares that remains in effect as of the date of this Agreement.

Section 4.09 Trading Activities. The Investor’s trading activities with respect to the Common Shares shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market. Neither the Investor nor its affiliates has any open short position in the Common Shares, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Common Shares, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Common Shares; provided that the Company acknowledges and agrees that upon delivery of a Purchase Notice the Investor has the right to sell (a) the Shares to be issued to the Investor pursuant to the Purchase Notice prior to receiving such Shares, or (b) other Common Shares sold by the Company to Investor pursuant to this Agreement and which the Company has continuously held as a long position.

Article V. Representations and Warranties of the Company

Except as set forth in the SEC Documents, the Company represents and warrants to the Investor that, as of the date hereof, each Purchase Notice Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 5.01 Organization and Qualification. Each of the Company and each subsidiary of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) that is a significant subsidiary, as defined in Rule 1-02(w) of Regulation S-X of the Exchange Act (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) is an entity duly organized and validly existing under the laws of their respective jurisdiction of organization, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Significant Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

Section 5.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and the other

Transaction Documents and to issue the Shares in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its stockholders. This Agreement, and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 5.03 Authorization of the Shares. The Shares to be issued under this Agreement have been, or with respect to Shares to be purchased by the Investor pursuant to an Purchase Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights. The Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 5.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares) will not (i) result in a violation of the certificate of incorporation or other organizational documents of the Company or its Significant Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Significant Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Significant Subsidiaries or by which any property or asset of the Company or its Significant Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 5.05 SEC Documents; Financial Statements. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act (including any Registration Statements filed hereunder), being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates (or, with respect to any filing that has been amended or superseded, the date of such amendment or superseding filing), the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.06 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which will not be material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries (as defined below) contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 5.07 Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. Each Registration Statement and the offer and sale of Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and shall comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in a Registration Statement or a Prospectus, or to be filed as exhibits to a Registration Statement have been so described or filed. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than a Registration Statement and the Prospectus.

Section 5.08 No Material Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Purchase Notice Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

Section 5.09 Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 5.10 Equity Capitalization. As of the date hereof, the authorized capital of the Company consists of 730,000,000 shares of Class A common stock, par value $0.0001 per share, and 10,000,000 shares are undesignated preferred stock. As of the date hereof, the Company had 143,974,854 shares of Class A common stock outstanding and no shares of preferred stock outstanding.

The Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on the Principal Market under the trading symbol “CELU.” The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

Section 5.11 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no material claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 5.12 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 5.13 Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 5.14 Title. Except as would not cause a Material Adverse Effect, the Company (or its Significant Subsidiaries) have indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries.

Section 5.15 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 5.16 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Significant Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Significant Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 5.17 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and management is not aware of any material weaknesses that are not disclosed in the SEC Documents as and when required.

Section 5.18 Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Shares or any of the Subsidiaries that is required to be disclosed therein, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 5.19 Tax Status. Except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as would not have a Material Adverse Effect, the Company has not received written notification any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 5.20 Certain Transactions. Except as disclosed in the SEC Documents or as not required to be disclosed pursuant to Applicable Laws, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 5.21 Rights of First Refusal. The Company is not obligated to offer the Common Shares offered hereunder on a right of first refusal basis to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

Section 5.22 Dilution. The Company is aware and acknowledges that issuance of Common Shares hereunder could cause dilution to existing stockholders and could significantly increase the outstanding number of Common Shares.

Section 5.23 Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Common Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledged and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

Section 5.24 Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

Section 5.25 Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 5.26 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus will be made or reaffirmed without a reasonable basis or will be disclosed other than in good faith.

Section 5.27 Compliance with Laws. The Company and each of its Subsidiaries are in compliance with Applicable Laws; the Company has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that any director, officer, or employee of the Company or any Subsidiary nor, to the Company’s knowledge, any agent, affiliate or other person acting on behalf of the Company or any Subsidiary, has not complied with Applicable Laws, or could give rise to a notice of non-compliance with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect on the business of the Company or the business or legal environment under which the Company operates.

Section 5.28 Sanctions Matters. Neither the Company nor any of its Subsidiaries (collectively, the “Entity”), nor any director, officer of the Company nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any director or officer of any Subsidiary, is a Person that is, or is owned or controlled by a Person that is (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory (including, without limitation, the Crimea region of the Ukraine, Cuba, Iran, North Korea, Sudan and Syria (the “Sanctioned Countries”)). The Entity will not, directly or, to its knowledge, indirectly, use the proceeds from the sale of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or is a Sanctioned Country, or (b) in any other manner that will result in a violation of Sanctions or Applicable Laws by any Person (including any Person participating in the transactions contemplated by this agreement, whether as underwriter, advisor, investor or otherwise). For the past five years, the Entity has not engaged in, and is now not engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or was a Sanctioned Country.

Article VI. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 6.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and its investment manager, Yorkville Advisors Global, LP, and each of their respective officers, directors, managers, members, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 6.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, stockholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Laws, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Laws.

Section 6.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article VI except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 6.04 Remedies. The remedies provided for in this Article VI are not exclusive and shall not limit any right or remedy which may be available to any indemnified person at law or equity. The obligations of the parties to indemnify or make contribution under this Article VI shall survive expiration or termination of this Agreement for a period of three years.

Section 6.05 Limitation of liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

Article VII.

Additional Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period (and with respect to the Company, for the period following the termination of this Agreement specified in Article X pursuant to and in accordance with Article X:

Section 7.01 Registration Statement.

(a)

The Registration Statement. The Company has filed, in accordance with the provisions of the Securities Act and the rules and regulations thereunder, with the SEC a shelf registration statement on Form S-3 (File Number 333-266786) (the “Initial Registration Statement”) including a base prospectus, with respect to the issuance and sale of securities by the Company, including Common Shares, which contains, among other things a Plan of Distribution section disclosing the methods by which the Company may sell the Common Shares. The Initial Registration Statement was declared effective on August 18, 2022 and remains in effect on the date hereof. Except where the context otherwise requires, the Initial Registration Statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus subsequently filed with the SEC pursuant to Rule 424(b) under the Securities Act or deemed to be a part of the Initial Registration Statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.”

(b)

Initial Disclosure. Promptly after the execution of this Agreement (and prior to, or simultaneously with the Company delivering a Request to the Investor hereunder), the Company shall file with the SEC a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act disclosing all information relating to the transaction contemplated hereby required to be disclosed therein and an updated Plan of Distribution, including, without limitation, the name of the Investor, the number of Shares being offered hereunder, the terms of the offering, the purchase price of the Shares, and other material terms of the offering, and any other information or disclosure necessary to register the transactions contemplated herein (collectively, the “Initial Disclosure”) and shall provide the Investor with adequate opportunity to review the Initial Disclosure prior to its filing. To the extent required, promptly after each Purchase Notice Date, the Company shall file with the SEC a Prospectus Supplement pursuant to Rule 424(b) of the Securities Act disclosing all information relating to the particular Advance to be disclosed therein, including, without limitation, the number of Shares offered and the purchase price of the Shares, and other material terms of the particular offering, and any other information or disclosure necessary to register the Shares issued pursuant to such Advance.

(c)

Maintaining a Registration Statement. The Company shall use commercially reasonable efforts to maintain the effectiveness of any Registration Statement with respect to the Shares at all times there are outstanding Pre-Paid Advances. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(d)

Filing Procedures. Not less than one business day prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to any Registration Statement (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Investor (in each of which cases, if such document contains material non-public information as consented to by the Investor pursuant to Section 7.18, the information provided to Investor will be kept strictly confidential until filed and treated as subject to Section 7.07). The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

(e)

Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Common Shares owned by the Investor pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system shall satisfy the requirements of this Section.

(f)

Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period.

(g)

Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Laws, (i) register and qualify the Common Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Common Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Certificate of Incorporation or Bylaws or any other organizational documents of the Company or any of its Subsidiaries, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this

Section 7.01(g), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Common Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 7.02 Listing of Common Shares. As of each Purchase Notice Date, the Company will use its commercially reasonable efforts to cause the Shares to be listed on the Principal Market.

Section 7.03 Opinion of Counsel. Prior to the date of the delivery by the Company of the first Request, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 7.04 Exchange Act Registration. The Company will use commercially reasonable efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 7.05 Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the transfer agent for the Common Shares) cause legal counsel for the Company to deliver to the transfer agent for the Common Shares (with a copy to the Investor) instructions to issue Common Shares to the Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with Applicable Law.

Section 7.06 Corporate Existence. The Company will use commercially reasonable efforts to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 7.07 Notice of Certain Events Affecting Registration; Suspension of Right to Request a Pre-Paid Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC investigations, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law; (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate and the Company will promptly make available to the Investor any such supplement or amendment to the related Prospectus; (vi) the Common Shares shall cease to be authorized for listing on the Principal Market; or (vii) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act. The Investor shall not deliver to the Company any Purchase Notice, and the Company shall not sell any Shares pursuant to any pending Purchase Notice, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (vii), inclusive, a “Material Outside Event”).

Section 7.08 Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 7.09 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 7.10 Current Report. The Company shall, not later than 9:00 a.m., New York City time, on the first business day after the date of this Agreement, file with the SEC a Current Report on Form 8-K disclosing the execution of this Agreement by the Company and the Investor (including any exhibits thereto, the “Current Report”). The Company shall provide the Investor and its legal counsel a reasonable opportunity to comment on a draft of the Current Report prior to filing the Current Report with the SEC and shall give due consideration to all such comments. From and after the filing of the Current Report with the SEC, the Company shall have publicly disclosed all material, nonpublic information delivered to the Investor (or the Investor’s representatives or agents) by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees, agents or representatives (if any) in connection with the transactions contemplated by the Transaction Documents. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting resales of Shares under the Registration Statement.

Section 7.11 Use of Proceeds. The proceeds from the sale of the Shares by the Company to Investor shall be used by the Company in the manner as will be set forth in the Prospectus included in any Registration Statement (and any post-effective amendment thereto) and any Prospectus Supplement thereto filed pursuant to this Agreement, and in accordance with the terms and conditions of this Agreement.

Section 7.12 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Section 7.13 Selling Restrictions. (i) Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.01 (the “Restricted Period”), none of the Investor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares or (ii) engage in any hedging transaction, which establishes a net short position with respect to the Common Shares, with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO)

the Shares; or (2) selling a number of Common Shares equal to the number of Shares that such Restricted Person is unconditionally obligated to purchase under a pending Purchase Notice but has not yet received from the Company or the Transfer Agent pursuant to this Agreement (which such sales may be coded as “short exempt” by broker-dealers executing sell orders on behalf of the Investor).

Section 7.14 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 7.15 No Variable Rate Transactions. The Company shall not effect or enter into an agreement to effect any Variable Rate Transaction for so long as any Pre-Paid Advance is outstanding, however, the Company shall be permitted to (i) enter into an ATM Agreement, and (ii) effect transactions under an ATM Agreement provided that any such sales of Common Shares are at a price less than the Fixed Price.

Section 7.16 Material Non-Public Information. The Company covenants and agrees that, other than as expressly required by Section 7.01(d) hereof, or, with the Investor’s consent pursuant to Section 7.18, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) to the Investor without also disseminating such information to the public within a reasonable time period thereafter, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review.

Section 7.17 Reservation of Common Shares; Stockholder Vote. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance under this Agreement, as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Investor, not less than such number of shares of the Common Stock as shall be issuable under the Pre-Paid Advances. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable. If at any time that there are outstanding Pre-Paid Advances and the Company has insufficient (i) authorized but unissued Common Shares or (ii) Common Shares to issue pursuant to the Exchange Cap, in each case, in order to satisfy the outstanding Pre-Paid Advances in full, then the Company shall, within 45 days of written notice from the Investor, file a definitive proxy statement with the Commission for the purpose of obtaining stockholder approval to, as applicable, (y) amend the Company’s charter to increase the number of authorized but unissued Common Shares and/or (z) approve the issuance of Common Shares pursuant to Advances in excess of the maximum number of shares that are permitted to be issued in accordance with the rules and regulations of the Principal Market. Any stockholder proposals submitted in accordance with the forgoing shall seek authorization of any amount not less than two times the then-existing outstanding Pre-Paid Advances calculated using the VWAP of the Common Shares at the time such proposals are submitted to the stockholders for a vote.

Section 7.18 Prohibited Indebtedness. The Company shall not, and will not permit any of its subsidiaries to directly or indirectly, enter into or incur any indebtedness or obligations evidenced by notes, bonds, debentures, letter of credit, or other similar instruments (collectively, “Indebtedness”) with any officer, director, related party, or affiliate unless: (A) the repayment of such Indebtedness has been fully subordinated to the payment of any current or future Pre-Paid Advances on terms and conditions acceptable to the Investor, (B) such Indebtedness does not mature or otherwise require or permit redemption or repayment prior to or on the 91st day after the maturity date of current or future Pre-Paid Advances; and (C) such Indebtedness is not secured by any assets of the Company or its subsidiaries.

Article VIII.

Non-Exclusive Agreement

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities that may be converted into or replaced by Common Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article IX.

Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this Agreement.

Article X. Termination

Section 10.01 Termination.

(a)

Unless earlier terminated as provided hereunder, the Commitment Period shall terminate automatically on the earliest of (i) the first day of the month next following the 18-month anniversary of the date hereof or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Shares equal to the Commitment Amount. This Agreement shall remain in effect so long as any amounts are due and owing by the Company to the Investor on any Pre-Paid Advance.

(b)

The Company may terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Purchase Notices, (ii) there are no outstanding Pre-Paid Advances that have not be fully repaid, and (iii) the Company has paid all amounts owed to the Investor pursuant to this Agreement.

(c)	This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

(d)

Nothing in this Section 10.01 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article VI shall survive termination hereunder.

Article XI. Notices

Other than with respect to Purchase Notices, which must be in writing and will be deemed delivered on the day set forth in Section 2.01, any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) five (5) days after being sent by U.S. certified mail, return receipt requested, (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Purchase Notices which shall be delivered in accordance with Exhibit A hereof) shall be:

If to the Company, to:	CELULARITY INC. 170 Park Ave. Florham Park, NJ 07932
Attention: David C. Beers
Email:

With a copy to (which shall not constitute notice or delivery of process) to:	Goodwin Procter LLP Three Embarcadero Center, 28th Floor San Francisco, CA 94111
Attention: Marianne Sarrazin, Esq. Email:

If to the Investor(s):	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Email:

With a Copy (which shall not constitute notice or delivery of process) to:	David Fine, Esq. 1012 Springfield Avenue Mountainside, NJ 07092
Telephone: (201) 985-8300
Email:

Either may change its information contained in this Article XI by delivering notice to the other party as set forth herein.

Article XII. Miscellaneous

Section 12.01 Reimbursement of Fees, Costs and Expenses. If an Event of Default has occurred, then the Company shall reimburse the Investor promptly for all reasonable and documented out-of-pocket fees, costs and expenses, including, without limitation, reasonable and documented attorneys’ fees and expenses incurred by the Investor in any action in connection with this Agreement, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Investor’s rights, remedies and obligations, (ii) collecting any sums which become due to the Investor in accordance with the terms of this Agreement, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Investor.

Section 12.02 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 12.03 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties to this Agreement.

Section 12.04 Reporting Entity for the Common Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 12.05 Structuring and Due Diligence Fee. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay to YA Global II SPV, LLC, a subsidiary of the Investor, a structuring fee in the amount of $10,000, which the Investor confirms has been received prior to the date hereof.

Section 12.06 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 12.07 THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES’ ACCEPTANCE OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Pre-Paid Advance Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
CELULARITY INC.

By:	/s/ David Beers
Name: David Beers
Title: Chief Financial Officer

INVESTOR:
YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

	By:	/s/ Matt Beckman
Name: Matt Beckman
Title: Member

EXHIBIT A

FORM OF PURCHASE NOTICE

CELULARITY INC.

Dated: ______________	Investor Notice Number: ____

On behalf of YA II PN, LTD. (the “Investor”), the undersigned hereby certifies, with respect to the purchase of Common Shares of CELULARITY INC. (the “Company”) issuable in connection with this Purchase Notice, delivered pursuant to that certain Pre-Paid Advance Agreement, dated as of September 15, 2022 as amended and supplemented from time to time (the “Agreement”), as follows:

1.	Advance requested in the Purchase Notice

2.	Fixed Price

3.	Market Price

4.	Variable Price (95% of Market Price)

5.	Purchase Price per share

6.	Number of Shares due to Investor

The aggregate purchase price of the Shares to be paid by Investor pursuant to this Purchase Notice shall be offset against amounts outstanding under the Pre-Paid Advance made pursuant to the Request dated [__________] (first towards accrued and unpaid interest, if any, and then towards outstanding principal) as follows:

1.	Amount offset against accrued and unpaid Interest	$	[____________	]
2.	Amount offset against principal	$	[____________	]
3.	Total amount of Pre-Paid Advance outstanding following the Advance	$	[____________	]

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

Please deliver this Purchase Notice by email to:

Email: [_______________]

Attention: [_____________]

Confirmation Telephone Number: [__________].

COUNTRY:

CONTACT PERSON:

NUMBER AND/OR EMAIL:

The undersigned has executed this Purchase Notice as of the date first set forth above.

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:
Name:
Title:

EXHIBIT B

FORM OF CLOSING STATEMENT

[Date]

Pre-Paid Advance pursuant to the Request dated [________]

This document shall constitute the authorization by the Company to the Investor regarding the disbursement of the purchase price to be paid by the Investor under the above referenced Request.

The Investor shall make the payments and transfers set forth below in accordance with the wire instructions to the account of each recipient as set forth herein:

Pre-Paid Advance Amount	$	[40,000,000	]
Purchase Price to be paid to the Company (98%):	$	[39,200,000	]

ACCOUNT INSTRUCTIONS

Company’s ACCOUNT:

Company:
CELULARITY INC.

By:

APPENDIX B

FORM OF

CERTIFICATE OF AMENDMENT

Celularity Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.    This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”).

2.    The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

3.     That Article VIII of the Certificate of Incorporation is hereby adopted as follows:

Article VIII.

The liability of the Officers (as defined below) of the Corporation for monetary damages for breach of fiduciary duty as an Officer shall be eliminated to the fullest extent permitted under applicable law. For purposes of this Article VIII, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).

4.     All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this    day of        , 2023.

CELULARITY INC.

By:
	Name:	Robert J. Hariri, M.D., Ph.D.
	Title:	Chief Executive Officer

B-1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/CELU ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
PHONE Call 1-866-316-5523 ● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions
MAIL ● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided

Celularity Inc.
Annual Meeting of Stockholders

For Stockholders of record as of April 24, 2023

TIME:	Wednesday, June 14, 2023 9:00 AM, Eastern Time

PLACE:	Annual Meeting to be held live via the internet - please visit www.proxydocs.com/CELU for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert J Hariri, John Haines and K. Harold Fletcher, (the “Named Proxies”), and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Celularity Inc. that the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Celularity Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR EACH NOMINEE IN PROPOSAL 1 AND FOR ON PROPOSALS 2, 3, 4 AND 5

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	Election of Three Class II Directors to serve until the 2026 annual meeting of stockholders
		FOR	WITHHOLD
	1.01 Dean C. Kehler	☐	☐		FOR

	1.02 Robin L. Smith, M.D.	☐	☐		FOR

	1.03 Lim Kok Thay	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To consider and approve, in accordance with Nasdaq Marketplace Rule 5635(d), the issuance of shares of our Class A common stock to YA II PN, Ltd., or Yorkville, representing more than 20% of our pre-transaction outstanding Class A common stock or voting power at price per share below “Minimum Price” pursuant to that certain Pre-Paid Advance Agreement dated September 15, 2022, by and between Celularity and Yorkville, or the PPA.	☐	☐	☐	FOR

3.	To consider and approve an amendment to the PPA with Yorkville to lower the floor price at which shares may be sold by us from $0.75 to $0.50 per share.	☐	☐	☐	FOR

4.	To consider and approve an amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain of our officers as permitted by recent amendments to Delaware law.	☐	☐	☐	FOR

5.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/CELU

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date